Exhibit 4.4

Execution Version

INTERNATIONAL SEAWAYS, INC.

as Issuer

and

GLAS Trust Company LLC

as Trustee

INDENTURE

Dated as of June 13, 2018

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APPENDIX, EXHIBITS AND SCHEDULES

ANNEX I ― Rule 144A / Regulation S / IAI

EXHIBIT 1 to Rule 144A / Regulation S / IAI — Form of Initial Note

EXHIBIT 2 to Rule 144A / Regulation S / IAI — Form of Transferee Letter of Representation

EXHIBIT A — Form of Incumbency Certificate

SCHEDULE 1 — Issue Date Restricted Parties

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INDENTURE, dated as of June 13, 2018 (this “Indenture”), between INTERNATIONAL SEAWAYS, INC., a Marshall Islands corporation (“Issuer”) and GLAS Trust Company LLC, a limited liability company organized and existing under the laws of the state of New Hampshire, as Trustee.

RECITALS OF THE ISSUER

The Issuer has duly authorized the creation of an issue of 10.75% Step-Up Notes due 2023 issued on the date hereof (the “Notes”) and to provide therefor the Issuer has duly authorized the execution and delivery of this Indenture.

All things necessary have been done to make the Notes, when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid and legally binding obligations of the Issuer and to make this Indenture a valid and legally binding agreement of the Issuer, in accordance with their and its terms.

Each of the parties hereto is entering into this Indenture for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Notes.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and ratable benefit of all Holders, as follows:

Article One

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

SECTION 1.01.         Rules of Construction. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)         the terms defined in this Article have the meanings assigned to them in this Article, and words in the singular include the plural and words in the plural include the singular;

(2)         all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (as herein defined);

(3)         the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(4)         all references to Articles, Sections, Exhibits and Appendices shall be construed to refer to Articles and Sections of, and Exhibits and Appendices to, this Indenture;

(5)         “or” is not exclusive;

(6)         “including” means including without limitation; and

(7)         all references to the date the Notes were originally issued shall refer to the Issue Date.

SECTION 1.02.         Definitions.

“ABN Facility” means the senior secured term loan facility pursuant to that certain credit agreement, dated as of June 7, 2018, by and among Seaways Shipping Corporation, certain guarantors and lenders to be named therein and ABN AMRO Capital USA LLC as lead arranger and facility agent, as may be amended, restated, supplemented or otherwise modified from time to time.

“Acquisition” means the acquisition of six Very Large Crude Carrier (VLCC) vessels from Euronav MI Inc. pursuant to the Acquisition Agreement.

“Acquisition Agreement” means that certain Stock Purchase and Sale Agreement, dated as of April 18, 2018, by and among Euronav NV, Euronav MI Inc. and Seaways Holding Corporation.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.05 of this Indenture.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliate Transaction” has the meaning specified in Section 10.13 of this Indenture.

“Agent” means any Note Registrar, Transfer Agent, co-registrar, Paying Agent or other agent appointed in accordance with this Indenture to perform any function that this Indenture authorized such agent to perform.

“Appendix” has the meaning specified in Section 2.01 of this Indenture.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at June 15, 2020 (such redemption price being 100% of the principal amount of the Note to be redeemed), plus (ii) all required interest payments due on such Note through June 15, 2020 (excluding accrued but unpaid interest to the Redemption Date), computed by the Issuer on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.

Calculation of the Applicable Premium will be made by the Issuer; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.

“Applicable Premium Deficit” has the meaning specified in Section 4.01 of this Indenture.

“Approved Broker” means any of Compass Maritime Services, H. Clarkson & Co., Ltd., Charles R. Weber Company, Inc., Fearnleys, Braemar, Howe Robinson and Simpson Spence Young or any other independent shipbroker to be mutually agreed upon between the Administrative Agent under the Senior Credit Agreement and the Issuer.

“Asset Sale” has the meaning specified in Section 10.17 of this Indenture.

“Attributable Indebtedness” means, when used with respect to any Sale and Leaseback Transaction, as at the time of determination, the present value (discounted at a rate equivalent to the Issuer’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments (and substantially similar payments) during the remaining term of the lease included in any such Sale and Leaseback Transaction.

“Bank Product” means transactions under Hedging Agreements extended to the Issuer or any Restricted Party by a Bank Product Provider.

“Bank Product Agreements” shall mean those agreements entered into from time to time by the Issuer or any Restricted Party with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

“Bank Product Obligations” shall mean (a) all Hedging Obligations pursuant to Hedging Agreements entered into with one or more of the Bank Product Providers, and (b) all amounts that the Administrative Agent or any Lender under the Senior Credit Facilities (as defined therein) is obligated to pay to a Bank Product Provider as a result of such Administrative Agent or such Lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to the Issuer or any Restricted Party; provided that, in order for any item described in clause (a) or (b) above, as applicable, to constitute “Bank Product Obligations,” the applicable Bank Product must have been provided on or after the Issue Date and the Administrative Agent under the Senior Credit Facilities shall have received a Bank Product Provider Letter Agreement from the applicable Bank Product Provider (and acknowledged by the Issuer or such Restricted Party) within 30 days after the date of the provision of the applicable Bank Product to the Issuer or any Restricted Party.

“Bank Product Provider” shall mean any Agent or any Lender under the Senior Credit Facilities (as defined therein) or any of their respective Affiliates (or any person who at the time the respective Bank Product Agreement was entered into by such person was such Agent, Lender or Affiliate under the Senior Credit Facilities); provided, however, that no such person shall constitute a Bank Product Provider with respect to a Bank Product unless and until the Administrative Agent under the Senior Credit Facilities shall have received a Bank Product Provider Letter Agreement from such person with respect to the applicable Bank Product (and acknowledged by the Issuer or such Restricted Party) within 30 days after the provision of such Bank Product to any Borrower or Subsidiary Guarantor under the Senior Credit Facilities (as defined therein).

“Bank Product Provider Letter Agreement” shall mean a letter agreement in form reasonably satisfactory to the Administrative Agent under the Senior Credit Facilities, duly executed by the applicable Bank Product Provider, the Issuer or the applicable Restricted Party, such Administrative Agent and, in any event, acknowledged by the Issuer or such Restricted Party.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law and the law of any other jurisdiction relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Board” with respect to a Person means the board of directors (or similar body) of such Person or any committee thereof duly authorized to act on behalf of such board of directors (or similar body).

“Board Resolution” means a duly adopted resolution of the Board or any committee of such Board.

“Business Day” means each day which is not a Legal Holiday.

“Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, any property by such person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such person prepared in accordance with GAAP.

“Capital Lease Obligations” of any Person means the obligations of such person to pay rent or other amounts under any Capital Lease, any lease entered into as part of any Sale and Leaseback Transaction or any Synthetic Lease, or a combination thereof, which obligations are (or would be, if such Synthetic Lease or other lease were accounted for as a Capital Lease) required to be classified and accounted for as Capital Leases on a balance sheet of such person in accordance with GAAP as in effect on the Issue Date, and the amount of such obligations shall be the capitalized amount thereof (or the amount that would be capitalized if such Synthetic Lease or other lease were accounted for as a Capital Lease) determined in accordance with GAAP as in effect on the Issue Date.

“Capital Stock” means:

(1)         in the case of a corporation, corporate stock;

(2)         in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)         in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)         any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means, as of any date of determination and as to any Person, any of the following: (a) marketable securities issued, or directly, unconditionally and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such person, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than one year from the date of acquisition by such person and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (c) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $500,000,000 and a rating of “A” (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) with maturities of not more than one year from the date of acquisition by such person, (d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any person meeting the qualifications specified in clause (c) above, which repurchase obligations are secured by a valid perfected security interest in the underlying securities, (e) commercial paper issued by any person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s, and in each case maturing not more than one year after the date of acquisition by such person, (f) investments in money market funds at least 90% of whose assets are comprised of securities of the types described in clauses (a) through (e) above, and (g) in the case of any Foreign Subsidiary only, instruments equivalent to those referred to in clauses (a) through (f) above denominated in a foreign currency, which are substantially equivalent in credit quality and tenor to those referred to above and customarily used by businesses for short term cash management purposes in any jurisdiction outside of the United States to the extent reasonably required in connection with any business conducted by any Foreign Subsidiary organized in such jurisdiction.

For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents under this Indenture regardless of the treatment of such items under GAAP.

“Cash Management Obligations” means (1) obligations of the Issuer or any Restricted Party in respect of any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management or treasury services or any automated clearing house transfers of funds, (2) other obligations in respect of netting services, employee credit or purchase card programs and similar arrangements and (3) obligations in respect of any other services related, ancillary or complementary to the foregoing (including any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services, corporate credit and purchasing cards and related programs or any automated clearing house transfers of funds).

“Casualty Event” means any loss of title (other than through a consensual disposition of such property in accordance with this Agreement) or any loss of or damage to or any destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of the Issuer or any Restricted Party. “Casualty Event” shall include any taking of all or any part of any Real Property, Vessel or Chartered Vessel of the Issuer or any Restricted Party or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any Legal Requirement, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property, Vessel or Chartered Vessel of the Issuer or any Restricted Party or any part thereof by any Governmental Authority, or any settlement in lieu thereof.

“Change of Control” means the occurrence of one or more of the following events after the Issue Date:

(1) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the “Beneficial Owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such Person shall be deemed to have “Beneficial Ownership” of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Issuer;

(2) the merger or consolidation of the Issuer with or into another Person or the merger of another Person with or into the Issuer, or the sale of all or substantially all the assets of the Issuer (determined on a consolidated basis) to another Person other than a transaction following which, in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Issuer immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction; or

(3) Continuing Directors cease to constitute at least a majority of the Board.

“Chartered Vessels” means the vessels demise chartered by the Issuer or any Restricted Party from a third party.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“consolidated” or “Consolidated” means, with respect to any Person, such Person on a consolidated basis in accordance with GAAP, but excluding from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Issuer and the Restricted Parties for such period, determined on a consolidated basis in accordance with GAAP (after deduction for minority interests); provided, that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(a)          the net income (or loss) for such period of any person (other than the Issuer) that is not a Restricted Party (including any Unrestricted Subsidiary) or that is accounted for by the equity method of accounting, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer or (subject to clause (b) below) any Restricted Party from such person during such period (provided, however, the amount of the Second Amendment FSO JV Debt Dividend and the amount of the SPV VLCC Pre-Designation Sale Proceeds Dividend shall not be included in Consolidated Net Income to the extent that same otherwise would have been included therein pursuant to this clause (a));

(b)          the net income of any Restricted Party during such period to the extent that the declaration and/or payment of dividends or similar distributions by such Restricted Party of that income is not permitted by operation of the terms of its organizational documents or any agreement (other than this Indenture), instrument, Order or other Legal Requirement applicable to that Restricted Party or its equityholders during such period, except that the Issuer’s equity in the net loss of any such Restricted Party for such period shall be included in determining Consolidated Net Income; and

(c)          except for determinations expressly required to be made on a pro forma basis, the net income (or loss) of any person accrued prior to the date it becomes a Restricted Party of the Issuer or all or substantially all of the property of such person is acquired by the Issuer or any Restricted Party.

“Consolidated Total Assets” means, at any date of determination, the net book value of all assets of the Issuer and its Subsidiaries determined on a consolidated basis in accordance with GAAP on such date.

“Contingent Obligation” means, as to any person, any obligation, agreement, understanding or arrangement of such person guaranteeing any Indebtedness, leases or other obligations (“primary obligations”) of any other person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation agreement, understanding or arrangement of such person, whether or not contingent: (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth, net equity, liquidity, level of income, cash flow or solvency of the primary obligor; (c) to purchase or lease property, securities or services primarily for the purpose of assuring the primary obligor of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (d) with respect to bankers’ acceptances, letters of credit and similar credit arrangements, until a reimbursement or equivalent obligation arises (which reimbursement obligation shall constitute a primary obligation); or (e) otherwise to assure or hold harmless the primary obligor of any such primary obligation against the payment of such primary obligation; provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties given in the ordinary course of business or any obligation, agreement, understanding or arrangement of such person guaranteeing any obligation to make payments on Equity Interest or Disqualified Stock. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation, or portion thereof, in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable, whether singly or jointly, pursuant to the terms of the instrument, agreements or other documents or, if applicable, unwritten enforceable agreement, evidencing such Contingent Obligation) or, if not stated or determinable, the amount that can reasonably be expected to become an actual or matured liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

“Continuing Director” means a director who either was a member of the Board on the Issue Date or who becomes a member of the Board subsequent to that date and whose election, appointment or nomination for election by the Issuer’s stockholders is duly approved by a majority of the continuing directors on the Board at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Issuer on behalf of the entire Board in which such individual is named as nominee for director.

“Contribution Notice” means a contribution notice issued by the Pensions Regulator under section 38 or section 47 of the Pensions Act 2004.

“Copyrights” means, collectively, with respect to a Person, all works of authorship (whether protected by statutory or common law copyright, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications made by such Person, in each case, whether now owned or hereafter created or acquired by or assigned to such Person.

“Corporate Trust Office” means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business in relation to this Indenture shall be administered, which office at the date of execution of this Indenture is located at 230 Park Avenue, 10th Floor, New York, New York 10169, except that with respect to presentation of the Notes for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business in relation to this Indenture shall be conducted.

“Covenant Defeasance” has the meaning specified in Section 13.03 of this Indenture.

“Default” means any event that is, or after notice or lapse of time or both would become, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 3.07(b) of this Indenture.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Designated Senior Indebtedness” means any Indebtedness outstanding under the indenture governing the Existing Notes and, if such Indebtedness is no longer outstanding, any other Senior Indebtedness permitted under this Indenture, the principal amount of which is $100.0 million or more and that has been designated by the Issuer as “Designated Senior Indebtedness.”

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Capital Stock of such Person that would not otherwise constitute Disqualified Stock, and other than solely as a result of a change of control, asset sale, casualty, condemnation or eminent domain) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control, asset sale, casualty, condemnation or eminent domain), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any Capital Stock held by any future, current or former employee, director, officer, manager or consultant of the Issuer, any of its Subsidiaries or any other entity in which the Issuer or a Restricted Party has an Investment and is designated in good faith as an “affiliate” by the Board of the Issuer (or the compensation committee thereof) shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries pursuant to any stockholders’ agreement, management equity plan, stock option plan or any other management or employee benefit plan or agreement or in order to satisfy applicable statutory or regulatory obligations.

“Domain Names” means all Internet domain names and associated uniform resource locator addresses.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) that, together with such person, is treated as a single employer under Section 414(b) or (c) of the Code (and, for purposes of Section 302 of ERISA and each “applicable section” under Section 414(t)(2) of the Code, under Section 414(b), (c), (m) or (o) of the Code), or under Section 4001 of ERISA.

“ERISA Event” means: (a) the occurrence of a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan for which the requirement to provide notice to the PBGC has not been waived; (b) the failure to meet the minimum funding standard of Section 412 or 430 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430 of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by the Issuer, any Restricted Party or any of their ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan, in any case, resulting in liability to the Issuer, any Restricted Party or any of their ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan under Section 4042 of ERISA, or the occurrence of any event or condition which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of liability on the Issuer, any Restricted Party or any of their ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the withdrawal of the Issuer, any Restricted Party or any of their ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan which withdrawal would reasonably be expected to result in liability to the Issuer, any Restricted Party or any of their ERISA Affiliates, or the receipt by the Issuer, any Restricted Party or any of their ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (h) the imposition of a Lien pursuant to Section 430(k) of the Code or pursuant to ERISA with respect to any Pension Plan or a violation of Section 436 of the Code; or (i) the occurrence of a non-exempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which would reasonably be expected to result in liability to the Issuer, any Restricted Party or any of their ERISA Affiliates.

“Event of Default” has the meaning set forth in Section 5.01 of this Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended (with respect to the definitions of “Change of Control” only, as in effect on the Issue Date).

“Existing Notes” means the Issuer’s 8.50% Senior Notes due June 30, 2023.

“Fair Market Value” means, with respect to any Investment, asset, property or liability, the fair market value of such Investment, asset, property or liability as determined in good faith by the Board or senior management of the Issuer.

“FATCA” has the meaning set forth in Section 1.19 of this Indenture.

“Financial Support Direction” means a financial support direction issued by the Pensions Regulator under section 43 of the Pensions Act 2004.

“Foreign Subsidiary” means any Restricted Party that is not organized under the laws of the United States, any state thereof or the District of Columbia and any Restricted Party of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States, as in effect on March 31, 2018, applied on a consistent basis.

“Governmental Authority” means any federal, state, local or foreign (whether civil, administrative, criminal, military or otherwise) court, central bank or governmental agency, tribunal, authority, instrumentality, regulatory or self-regulatory, body or any subdivision thereof or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government (including any supra-national bodies such as the European Union or the European Central Bank).

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantor” means each Subsidiary of the Issuer that guarantees the Notes in accordance with the terms of this Indenture, until, in each case, such Person is released from its Note Guarantee in accordance with the terms of this Indenture.

“Hedging Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, currency swap transactions, cross-currency rate swap transactions, currency options, cap transactions, floor transactions, collar transactions, spot contracts, futures contracts or other liabilities for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract or any other similar transactions or any combination of any of the foregoing (including any options or warrants to enter into any of the foregoing), whether or not any such transaction is governed by, or otherwise subject to, any master agreement or any netting agreement, and (b) any and all transactions or arrangements of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement (or similar documentation) published from time to time by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such agreement or documentation, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedging Obligations” means obligations under or with respect to Hedging Agreements.

“Hedging Termination Value” means, in respect of any one or more Hedging Agreements, after taking into account the effect of any netting agreements relating to such Hedging Agreements (to the extent, and only to the extent, such netting agreements are legally enforceable in Insolvency Proceedings against the applicable counterparty obligor thereunder), (i) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (ii) for any date prior to the date referenced in preceding clause (i), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include an Agent, a Lender or any Affiliate of an Agent or a Lender, in each case, under the Senior Credit Facilities).

“holder” means, with reference to any Indebtedness or other Obligations, any holder or lender of, or trustee or collateral agent or other authorized representative with respect to, such Indebtedness or Obligations, and, in the case of Hedging Obligations, any counter-party to such Hedging Obligations.

“Holder” means the Person in whose name a Note is registered on the Note Registrar’s books.

“incur” has the meaning specified in Section 10.11 of this Indenture.

“incurrence” has the meaning specified in Section 10.11 of this Indenture.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such person for borrowed money; (b) all obligations of such person evidenced by bonds, debentures, notes, loan agreements or similar instruments; (c) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (d) all obligations of such person issued or assumed as part of the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business on normal trade terms and not overdue by more than 90 days); (e) all indebtedness secured by any Lien on property owned or acquired by such person (including indebtedness arising under conditional sales or other title retention agreements), whether or not the obligations secured thereby have been assumed, but limited to the lower of (i) the Fair Market Value of such property and (ii) the amount of the Indebtedness secured; (f) all Capital Lease Obligations, other Purchase Money Obligations and Synthetic Lease Obligations of such person; (g) all obligations of such person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Equity Interests of such person, valued, in the case of a redeemable preferred Equity Interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (h) all Bank Product Obligations under Hedging Agreements valued at the Hedging Termination Value thereof; (i) all obligations of such person for the reimbursement of any obligor in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions; and (j) all Contingent Obligations of such person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above; provided that the term “Indebtedness” shall not include (i) preferred or prepaid revenues, (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller of such asset, (iii) any obligations constituting the exercise of appraisal rights and settlements of any claim of actions (whether actual, contingent or potential) with respect thereto, (iv) any Indebtedness of Holdings appearing on the balance sheet of any Borrower or any Subsidiary Guarantor, or solely by reason of push down accounting under GAAP, in each case, so long as neither the Issuer nor any Restricted Party has any obligation with respect thereto and the holder of such Indebtedness has no recourse to the Issuer or any Restricted Party with respect thereto, and (v) certain intercompany payment obligations. The Indebtedness of any person shall include the Indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person’s ownership interest in or other relationship with such entity, except to the extent that terms of such Indebtedness expressly provide that such person is not liable therefor.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Insolvency Proceeding” shall mean (i) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (ii) any general assignment for the benefit of creditors, formal or informal moratorium, composition, marshaling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case, undertaken under United States federal or state or non-United States Legal Requirements, including the Bankruptcy Law.

“Intangible Assets” means, in respect of the Issuer as of a given date, the intangible assets of the Issuer of the types, if any, presented in the Issuer’s consolidated balance sheet.

“Intellectual Property” means any and all intellectual property rights recognized under applicable law, whether arising under United States laws or otherwise, including collectively, the Patents, Trademarks, Copyrights, Trade Secrets, Software and Domain Names and all causes of action for infringement thereof or unfair competition regarding the same.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Investments” means, with respect to any Person, all loans for borrowed money or credit (by way of guarantee, assumption of debt or otherwise) or advances to any other Person, or purchase or acquisition of any stock, bonds, notes, debentures or other obligations or securities of, or any other interest in, or any capital contribution to, any other Person, or purchase or ownership of a futures contract or liability for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract.

“Issue Date” means June 13, 2018.

“Issuer” has the meaning specified in the preamble.

“Issuer Request” or “Issuer Order” means a written request or order signed in the name of the Issuer by an Officer thereof, and delivered to the Trustee.

“Joint Venture” means any Person other than a Subsidiary of the Issuer (i) in which the Issuer or any Restricted Party holds or acquired a beneficial ownership interest (by way of ownership of Equity Interests or other evidence of ownership) in excess of 20.00% of the Equity Interests of such person and (ii) which is engaged in a business permitted by Section 10.16.

“Junior Subordinated Indebtedness” means, with respect to the Notes, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes.

“Legal Defeasance” has the meaning specified in Section 13.02 of this Indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Legal Requirements” means, as to any person, any treaty, law (including the common law), statute, ordinance, code, rule, regulation, guidelines, license, permit requirement, judgment, decree, verdict, order, consent order, consent decree, writ, declaration or injunction, policies and procedures, Order or determination of an arbitrator or a court or other Governmental Authority, and the interpretation or administration thereof, in each case applicable to or binding upon such person or any of its property or to which such person or any of its property is subject.

“Lien” means, with respect to any property, (a) any preferred ship mortgage, maritime lien, mortgage, deed of trust, lien (statutory or other), judgment lien, pledge, encumbrance, charge, assignment, hypothecation, deposit arrangement, security interest or encumbrance of any kind or any arrangement to provide priority or preference, in each of the foregoing cases whether voluntary or imposed or arising by operation of law, and any agreement to give any of the foregoing, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Maturity” when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA and subject to Title IV of ERISA to which the Issuer, any Restricted Party or any of their ERISA Affiliates is making or obligated to make contributions or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means: (a) with respect to any Asset Sale (other than any issuance or sale of Equity Interests by the issuer thereof), the proceeds thereof in the form of cash, Cash Equivalents and marketable securities (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable, or by the sale, transfer or other disposition of any non-cash consideration received in connection therewith or otherwise, but only as and when received) received by the Operating Company or any Restricted Subsidiary (including cash proceeds subsequently received (as and when received by the Operating Company or any Restricted Subsidiary) in respect of non-cash consideration initially received) net of (i) reasonable and customary selling expenses (including reasonable brokers’ fees or commissions, legal, accounting and other professional and transactional fees, survey costs, title insurance premiums, related search and recording charges, mortgage recording taxes and transfer and similar taxes and the Issuer’s good faith estimate of income taxes paid or payable in connection with such sale (after taking into account any available tax credits or deductions and any tax sharing arrangements)), (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations associated with such Asset Sale or (y) any other liabilities retained by the Operating Company or any Restricted Subsidiary associated with the properties sold in such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money that is secured by a Lien on the properties sold in such Asset Sale (so long as such Lien was permitted to encumber such properties under the Loan Documents at the time of such sale) and which is repaid with such proceeds (other than (x) any such Indebtedness assumed by the purchaser of such properties and (y) the Secured Indebtedness); and (b) with respect to any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received by the Operating Company or any Restricted Subsidiary in respect thereof, net of all reasonable costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Casualty Event.

“Net Worth” means, as of a given date, the result of, without duplication: (a) Total Assets, less (b) Intangible Assets, less (c) Total Borrowings (without giving effect to any fair value adjustments pursuant to Accounting Standards Codification 820 of the Financial Accounting Standards Board).

“Non-Recourse Liabilities” means, in respect of the Issuer or any Subsidiary thereof as of a given date, the non-recourse liabilities as described in subparts (a)-(h) of the definition of Total Borrowings which neither the Issuer nor any other Subsidiary thereof provides any credit support of any kind to or is directly or indirectly liable as a guarantor or otherwise, other than a pledge of the equity interests in the Non-Recourse Subsidiary.

“Non-Recourse Subsidiary” means any Subsidiary of the Issuer that has only Non-Recourse Liabilities.

“Non-U.S. Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by the Issuer or any Restricted Party with respect to employees, officers or directors employed, or otherwise engaged, outside the United States.

“Note Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under this Indenture and the Notes.

“Note Register” and “Note Registrar” have the respective meanings specified in Section 3.02.

“Notes” has the meaning stated in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

“Obligations” means any principal, interest (including any interest accruing on or subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, provincial, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, premium, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness; provided, that any of the foregoing (other than principal and interest) shall no longer constitute “Obligations” after payment in full of such principal and interest except to the extent such obligations are fully liquidated and non-contingent on or prior to such payment in full; provided, further, that Obligations with respect to the Notes shall not include fees, reimbursements or indemnifications in favor of the Trustee (which obligations with respect to such fees, reimbursements or indemnifications shall survive the payment in full of the principal of and interest on the Notes) or other third parties other than the Holders.

“Officer” means the Chairman of the Board, any Manager or Director, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Controller or the Secretary or any other officer designated by any such individuals of the Issuer or any other Person, as the case may be.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer or on behalf of any other Person, as the case may be, that meets the requirements set forth in this Indenture and delivered to the Trustee.

“Operating Company” means International Seaways Operating Corporation, a Marshall Islands corporation and a direct wholly-owned subsidiary of the Issuer.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee (which opinion may be subject to customary assumptions and exclusions). The counsel may be an employee of, or counsel to, the Issuer.

“Order” means any judgment, decree, verdict, order, consent order, consent decree, writ, declaration or injunction.

“Outstanding”, when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(1)         Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)         Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, written notice of such redemption has been duly given pursuant to this Indenture;

(3)         Notes, except to the extent provided in Sections 13.02 and 13.03, with respect to which the Issuer has effected Legal Defeasance or Covenant Defeasance as provided in Article Thirteen; and

(4)         Notes which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a Protected Purchaser in whose hands the Notes are valid obligations of the Issuer;

provided that, in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder Notes owned by the Issuer or its Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such determination or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

“Patents” means, collectively, with respect to a Person, all patents issued or assigned to and all patent applications and registrations made by such Person (whether established or registered or recorded in the United States or any other country or any political subdivision thereof).

“Paying Agent” means any Person (including the Issuer acting as Paying Agent) authorized by the Issuer to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Issuer.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Pension Plan” means any Employee Benefit Plan subject to the provisions of Title IV of ERISA or Section 412 or 430 of the Code or Section 302 or 303 of ERISA which is maintained or contributed to by the Issuer, any Restricted Party or any of their ERISA Affiliates or to which the Issuer, any Restricted Party or any of their ERISA Affiliates has an obligation to contribute.

“Permitted Charter” means a charter to a third party:

(1)         which is a time charter, voyage charter, consecutive voyage charter or contract of affreightment;

(2)         which is entered into on bona fide arm’s length terms at the time at which the Vessel or Chartered Vessel is fixed; and

(3)         demise charters existing on the Issue Date.

“Permitted Hedging Agreement” shall mean any Hedging Agreement to the extent constituting a swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates or currency exchange rates, either generally or under specific contingencies, in each case entered into in the ordinary course of business and not for speculative purposes.

“Permitted Junior Securities” means:

(1)         Equity Interests in the Issuer, any Guarantor or any direct or indirect parent of the Issuer; or

(2)         unsecured debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Notes and the related guarantees are subordinated to Senior Indebtedness under this Indenture; provided that the term “Permitted Junior Securities” shall not include any securities distributed pursuant to a plan of reorganization if the Indebtedness under the Senior Credit Facilities is treated as part of the same class as the Notes for purposes of such plan of reorganization; provided, further, that to the extent that any Senior Indebtedness of the Issuer or the Guarantors outstanding on the date of consummation of any such plan of reorganization is not paid in full in cash on such date, the holders of any such Senior Indebtedness not so paid in full in cash have consented to the terms of such plan of reorganization.

“Permitted Liens” means the following, without duplication:

(1)         Liens securing Obligations relating to any Indebtedness or other obligations of the Issuer or a Restricted Party owing to the Issuer or another Restricted Party permitted to be incurred in accordance with the covenant described under Section 10.11;

(2)         Liens in favor of the Issuer or the Trustee in respect of the Notes (for the avoidance of doubt, no such Liens exist as of the Issue Date);

(3)         Liens securing Indebtedness permitted to be incurred pursuant to Section 10.11(b)(3) and (6); provided that Liens securing Indebtedness permitted to be incurred pursuant to Section 10.11(b)(3) extend only to the assets purchased with the proceeds of such Indebtedness, accessions to such assets and the proceeds and products thereof, and any lease of such assets (including accessions thereto), the proceeds and the products thereof and customary security deposits in respect thereof;

(4)         inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent and Liens for taxes, assessments or governmental charges or levies, which are immaterial or being contested in good faith by appropriate proceedings timely initiated and for which adequate reserves have been established in accordance with GAAP, which proceedings (or Orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(5)         Liens in respect of property (other than Vessels) of the Issuer or any Restricted Party imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business (including customary contractual landlords’ liens under operating leases entered into in the ordinary course of business), and (i) which do not in the aggregate materially and adversely affect the value of the property subject to such Lien, and do not materially impair the use thereof in the operation of the business of the Issuer or the respective Restricted Party, and (ii) which, if they secure obligations that are then due and unpaid, are being contested in good faith by appropriate proceedings timely initiated and for which adequate reserves have been established in accordance with GAAP, which proceedings (or Orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(6)         any Lien in existence on the Issue Date, any Lien securing Indebtedness permitted under Section 10.11(b)(1) and any Lien granted as a replacement or substitute therefor; provided, that any such replacement or substitute Lien that does not secure Indebtedness for borrowed money does not encumber any property other than the property subject thereto on the Issue Date;

(7)         Liens on Permitted Refinancing Indebtedness to the extent the Indebtedness being refinanced was secured and any replacement or substitute Lien does not encumber any property other than the property subject thereto being refinanced;

(8)         easements, rights-of-way, restrictions (including zoning restrictions), covenants, licenses, encroachments, protrusions, servitudes and other similar charges or encumbrances, and minor title deficiencies, in each case, on or with respect to any Real Property, whether now or hereafter in existence, not (i) securing Indebtedness, (ii) individually or in the aggregate materially impairing the value or marketability of such Real Property or (iii) individually or in the aggregate materially interfering with the ordinary conduct of the business of the Issuer and the Restricted Parties at or otherwise with respect to such Real Property;

(9)         Liens arising out of judgments, attachments or awards not resulting in an Event of Default and in respect of which the Issuer or such Restricted Party shall in good faith be diligently prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings;

(10)        Liens (other than any Lien imposed by ERISA) (x) imposed by law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation, (y) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, performance, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (in each case, exclusive of obligations for the payment of Indebtedness) or (z) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided, that with respect to the foregoing clauses (x), (y) and (z), such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or Orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(11)        leases of the properties of the Issuer or any Restricted Party, in each case entered into in the ordinary course of the Issuer’s or such Restricted Party’s business so long as such leases do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of the Issuer or any Restricted Party or (ii) materially impair the use (for its intended purposes) or the value of the property subject thereto;

(12)        Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Issuer or any Restricted Party in the ordinary course of business in accordance with the past practices of the Issuer or such Restricted Party;

(13)        Liens on property rented to, or leased by, the Issuer or any Restricted Party pursuant to a Sale and Leaseback Transaction; provided, that (i) such Sale and Leaseback Transaction is permitted by Section 10.15 of this Indenture, (ii) such Liens do not encumber any other property of the Issuer or any Restricted Party, and (iii) such Liens secure only the Attributable Indebtedness incurred in connection with such Sale and Leaseback Transaction;

(14)        bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Issuer or any Restricted Party, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided, that, unless such Liens are non-consensual and arise by operation of applicable Legal Requirements, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(15)        Liens on property of a person existing at the time such person is acquired or merged with or into or consolidated with the Issuer or any Restricted Party to the extent permitted hereunder; provided, that (x) such Liens (i) do not extend to property not subject to such Liens at the time of such acquisition, merger or consolidation (other than improvements thereon), (ii) are no more favorable to the lienholders than such existing Liens and (iii) are not created in anticipation or contemplation of such acquisition, merger or consolidation and (y) any Indebtedness that is secured by such Liens is permitted by Section 10.11 of this Indenture;

(16)        non-exclusive licenses of Intellectual Property granted by the Issuer or any Restricted Party in the ordinary course of business or that do not materially impair the conduct of the business of the Issuer or any Restricted Party or otherwise prohibit the collateral agent under the Senior Credit Facilities from obtaining a security interest in the Intellectual Property;

(17)        the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;

(18)        Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the UCC covering only the items being collected upon;

(19)        Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(20)        Liens in the ordinary course of business for dry-docking, maintenance, repairs and improvements to Vessels, crews’ wages, salvage (including contract salvage) and maritime Liens (other than in respect of Indebtedness);

(21)        with respect only to the Vessels, Liens arising by operation of law and fully covered (in excess of permitted deductibles) by the Required Insurance, such coverage to be confirmed upon the request of the collateral agent under the Senior Credit Facilities by the marine insurance broker placing the applicable Required Insurance;

(22)        Liens solely on any cash earnest money deposits made by the Issuer or any Restricted Party in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder;

(23)        Liens arising pursuant to a Permitted Charter;

(24)        additional Liens of the Issuer and the Restricted Parties incurred in the ordinary course of business that (i) do not materially impair the use of such assets in the operation of the business of the Issuer or any Restricted Party and (ii) do not secure obligations in excess of $5,000,000 in the aggregate for all such Liens at any time;

(25)        Liens on Pool Financing Receivables and the proceeds thereof securing Pool Financing Indebtedness incurred pursuant to Section 10.11(b)(14);

(26)        Liens in favor of the account bank for the ABN Facility, in respect of its customary charges in maintaining the accounts thereunder or for reimbursement for reversal of any provisional credits granted by such account bank to such accounts, to the extent, in each case, that any of the obligors under the ABN Facility have not separately paid or reimbursed such account bank therefor;

(27)        Liens on insurance policies and the proceeds of insurance policies solely to the extent securing the Indebtedness permitted under the ABN Facility; and

(28)        Liens that are contractual rights of set-off or rights of pledge (under and pursuant to the general terms and conditions of the account bank for the ABN Facility) (i) relating to the establishment of depository relations with such account bank and not given in connection with the issuance of Indebtedness and (ii) relating to any pooled deposit or sweep accounts held with such account bank to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Issuer or Restricted Party issued in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease or discharge other Indebtedness of the Issuer or any Restricted Party permitted under this Indenture, as applicable; provided, that:

(1)         the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued and unpaid interest on such Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)         such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged;

(3)         if the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Obligations, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Obligations on terms at least as favorable to the holders of the Obligations as those contained in the documentation governing the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged;

(4)         such Permitted Refinancing Indebtedness is incurred by the Issuer or any Restricted Party who is the obligor on the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged and does not add any additional obligors or guarantors with respect thereto;

(5)         if such Permitted Refinancing Indebtedness is secured, it shall not be secured by any assets other than the assets that secured the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged;

(6)         such Permitted Refinancing Indebtedness has an amortization schedule requiring at least the same aggregate principal amount of repayments on a quarterly basis as the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged;

(7)         such Permitted Refinancing Indebtedness bears interest at a rate or spread no more than 75 basis points higher than the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged; and

(8)         if the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged is the Senior Credit Facility Obligations, such Permitted Refinancing Indebtedness has the same loan-to-value test covenant specified in Section 6.10(a) of the Senior Credit Agreement (except that the ratio shall be no greater than 75%).

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Pool Financing” shall mean a financing arrangement entered into by a Pool Operator, as agent for the applicable Shipping Pool, on behalf of the members or participants therein with a third-party lender, which financing is secured by the Pool Financing Receivables of the Vessels in such Shipping Pool.

“Pool Financing Indebtedness” shall mean indebtedness incurred by a Pool Operator, as agent for the applicable Shipping Pool, on behalf of the members or participants therein, under and pursuant to a Pool Financing.

“Pool Financing Receivables” shall mean, with respect to a Vessel in a Shipping Pool, (I) Moneys (as defined in Section 1-201 of the UCC) and claims for payment due or to become due to the Issuer or a Restricted Subsidiary thereof that owns such Vessel, or to the Pool Operator of such Shipping Pool on such Vessel owner’s behalf, whether as charter hire, freights, passage moneys, proceeds of off-hire and loss of hire insurances, loans, indemnities, payments or otherwise, under, and all claims for damages arising out of any breach of, any time or voyage charter, affreightment or other contract for the use or employment of such Vessel and (II) all remuneration for salvage and towage services, demurrage and detention moneys and any other moneys whatsoever due or to become due to such Vessel owner, or the Pool Operator on such Vessel owner’s behalf, arising from the use or employment of such Vessel.

“Pool Operator” shall mean a third-party operator or manager of any Shipping Pool.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.06 in exchange for a mutilated Note or in lieu of a destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Protected Purchaser” has the meaning specified in Section 3.06 of this Indenture.

“Purchase Money Obligations” means, for any Person, the obligations of such Person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any fixed or capital assets; provided, however, that (i) such Indebtedness is incurred within 120 days after such acquisition of such fixed or capital assets by such person and (ii) the amount of such Indebtedness (x) does not exceed the lesser of 65% of the Fair Market Value of such fixed or capital asset or the cost of the acquisition and (y) equals at least 50% of the lesser of the two amounts referred to in preceding clause (x).

“Real Property” means, collectively, all right, title and interest (including any leasehold, fee, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Redemption Date” has the meaning specified in Section 11.01 of this Indenture.

“Redemption Price”, when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Refinance Date” has the meaning specified in Section 3.01 of this Indenture.

“Regular Record Date” has the meaning specified in Section 3.01 of this Indenture.

“Representative” means any trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Issuer.

“Required Insurance” means insurance of the type, deductibles and amounts as set forth in the Senior Credit Agreement.

“Responsible Officer” means any vice president, assistant vice president, any trust officer, or any assistant trust officer or any other officer of the Trustee within the Corporate Trust Office customarily performing functions similar to those performed by any of the above designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.

“Restricted Parties” means, collectively, the Operating Company and the Restricted Subsidiaries. Restricted Parties in existence as of the Issue Date are set forth in Schedule 1 hereto.

“Restricted Payments” has the meaning specified in Section 10.10 of this Indenture.

“Restricted Subsidiary” means, at any time, with respect to any Person, any direct or indirect Subsidiary of such Person (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.” Unless the context otherwise requires, any references to Restricted Subsidiary refer to a Restricted Subsidiary of the Operating Company.

“S&P” means S&P Global Ratings and any successor to its rating agency business.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Issuer or any Restricted Party of any real property or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Party to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission or any successor agency thereto.

“Secured Indebtedness” means any Indebtedness of the Issuer or any Restricted Party secured by a Lien.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Agreement” means the Credit Agreement, dated as of June 22, 2017, by and among the Operating Company, as Administrative Borrower, OIN Delaware LLC, as Co-Borrower, the Issuer, as Holdings, the other guarantors party thereto, Jefferies Finance LLC, as Administrative Agent and Collateral Agent and the other agents and lenders party thereto, as amended as of the Issue Date and by the Second Amendment thereto after the Issue Date, and as further amended, supplemented or otherwise modified from time to time thereafter in accordance with the provisions thereof and hereof.

“Senior Credit Facilities” means, collectively, the credit facilities under the Senior Credit Agreement as the same may be in effect from time to time, including, in each case, any related notes, mortgages, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any appendices, exhibits, annexes or schedules to any of the foregoing (as the same may be in effect from time to time) and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, replacements, exchanges or refinancings thereof, in whole or in part, and any financing arrangements that amend, supplement, modify, extend, renew, restate, refund, replace, exchange or refinance any part thereof, including, without limitation, any such amended, supplemented, modified, extended, renewed, restated, refunding, replacement, exchanged or refinancing financing arrangement that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof (provided that such increase in borrowings or issuance is permitted under Section 10.11) or adds Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders, investors, holders or otherwise.

“Senior Credit Facility Obligations” means the “Obligations” as defined in the Senior Credit Agreement.

“Senior Indebtedness” means:

(1)         all Indebtedness of the Issuer or any Guarantor outstanding under the Existing Notes (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2)         all (a) Hedging Obligations (and guarantees thereof) and (b) Cash Management Obligations (and guarantees thereof); provided that such Hedging Obligations and Cash Management Obligations, as the case may be, are permitted to be incurred under the terms of this Indenture;

(3)         any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Note Guarantee; and

(4)         all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

provided, however, that Senior Indebtedness shall not include:

(a)          any obligation of such Person to the Issuer or any of its Subsidiaries;

(b)          any liability for federal, state, local or other taxes owed or owing by such Person;

(c)          any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d)          any Indebtedness or other Obligation of such Person which is subordinate or junior in right of payment to any other Indebtedness or other Obligation of such Person; or

(e)          that portion of any Indebtedness which at the time of incurrence is incurred in violation of this Indenture.

“Shipping Pool” shall mean a shipping pool arrangement in which a Vessel has been entered, or in which a Vessel is a member, together with other vessels owned or operated by third parties that are part of such shipping pool arrangement.

“Sinosure Facility Agreement” means the amended and restated facility agreement to be entered into after the Issue Date , by and among Gener8 Maritime Subsidiary VII Inc., as Borrower, Seaways Holding Corporation, as Parent Guarantor, the Company, as Holdings Guarantor, the other guarantors party thereto, Citibank, N.A., as Bookrunner and other agents and lenders party thereto, and as may be further amended, supplemented or otherwise modified from time to time thereafter in accordance with the provisions thereof.

“Software” means computer programs, object code, source code and supporting documentation, including, without limitation, “software” as such term is defined in the UCC and computer programs that may be construed as included in the definition of “goods” in the UCC.

“Solvent” means, with respect to any Person, that, as of the date of determination, (a) the fair value of the properties of such Person will exceed its debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of such Person will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person generally will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (d) such Person will not have unreasonably small capital with which to conduct its business in which it is engaged as such business is now conducted and is proposed, contemplated or about to be conducted following the Issue Date, and (e) such Person is not “insolvent” as such term is defined under any bankruptcy, insolvency or similar laws of any jurisdiction in which any person is organized. For the purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time represents the amount that can be reasonably expected to become an actual or matured liability.

“Special Mandatory Redemption” has the meaning specified in Section 11.03 of this Indenture.

“Special Mandatory Redemption Date” has the meaning specified in Section 11.03 of this Indenture.

“Special Mandatory Redemption Price” has the meaning specified in Section 11.03 of this Indenture.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07(b).

“Specified Joint Venture” means Equity Interest of the Issuer and the Restricted Parties in the following Joint Ventures: (a) TI Africa Limited; (b) TI Asia Limited; and (c) OSG Nakilat Corporation.

“Stated Maturity”, when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.

“Subordinated Indebtedness” means, with respect to the Notes, any Indebtedness of the Issuer which ranks equal in right of payment to the Notes.

“Subsidiary” means, with respect to any Person,

(1)         any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2)         any partnership, joint venture, limited liability company or similar entity of which:

(a)          more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(b)          such Person or any Restricted Party of such Person is a controlling general partner or otherwise controls such entity.

For the avoidance of doubt, any entity that is owned at a 50% or less level (as described above) shall not be a “Subsidiary” for any purpose under this Indenture, regardless of whether such entity is consolidated on the Issuer’s or any Restricted Party’s financial statements.

“Synthetic Lease” means, as to any Person, (a) any lease (including leases that may be terminated by the lessee at any time) of any property (i) that is accounted for as an operating lease under GAAP and (ii) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such person is the lessor or (b)(i) a synthetic, off-balance sheet or tax retention lease, or (ii) an agreement for the use or possession of property (including a Sale and Leaseback Transaction), in each case under this clause (b), creating obligations that do not appear on the balance sheet of such person but which, upon the application of any Bankruptcy Law to such person, would be characterized as the indebtedness of such person (without regard to accounting treatment).

“Synthetic Lease Obligations” means, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

“Termination Event” has the meaning specified in Section 11.03 of this Indenture.

“Total Assets” means, in respect of the Issuer on a consolidated basis, as of a given date the aggregate of the following, without duplication: (a) all of the assets of the Issuer of the types presented on its consolidated balance sheet, less (b) cash and Cash Equivalents, less (c) Non-Recourse Liabilities, and less (d) assets under any vessel construction or ship purchase agreement (including novation and assignment and assumption agreements) that the Issuer is required to record on its books under GAAP even though the Issuer is no longer the legal owner of the vessel or legally obligated to take delivery of the vessel.

“Total Borrowings” means, in respect of the Issuer on a consolidated basis, as of a given date the aggregate of the following, without duplication:

(a)          the outstanding principal amount of any moneys borrowed; plus

(b)          the outstanding principal amount of any acceptance under any acceptance credit; plus

(c)          the outstanding principal amount of any bond, note, debenture or other similar instrument; plus

(d)          the book values of indebtedness under a lease, charter, hire purchase agreement or other similar arrangement which would, in accordance with GAAP, be treated as a finance or capital lease; plus

(e)          the outstanding principal amount of all moneys owing in connection with the sale or discounting of receivables (otherwise than on a non-recourse basis or which otherwise meet any requirements for de-recognition under GAAP); plus

(f)          the outstanding principal amount of any indebtedness arising from any deferred payment agreements arranged primarily as a method of raising finance or financing the acquisition of an asset (except trade payables); plus

(g)          any fixed or minimum premium payable on the repayment or redemption of any instrument referred to in clause (c) above; plus

(h)          the outstanding principal amount of any indebtedness of any person of a type referred to in the above clauses of this definition which is the subject of a guarantee given by the Issuer to the extent that such guaranteed indebtedness is determined and given a value in respect of the Issuer on a consolidated basis in accordance with GAAP; less

(i)          cash and Cash Equivalents; less

(j)          Non-Recourse Liabilities.

Notwithstanding the foregoing, “Total Borrowings” shall not include any of the following:

(a)          indebtedness or obligations arising from derivative transactions, such as protecting against interest rate or currency fluctuations;

(b)          indebtedness under any vessel construction or ship purchase agreement (including novation and assignment and assumption agreements) that the Issuer is required to record on its books under GAAP even though the Issuer is no longer the legal owner of the vessel or legally obligated to take delivery of the vessel;

(c)          preferred or prepaid revenues;

(d)          purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller of such asset; and

(e)          any obligations constituting the exercise of appraisal rights and settlements of any claim of actions (whether actual, contingent or potential) with respect thereto.

“Trade Secrets” shall mean all trade secrets or other proprietary and confidential information.

“Trademarks” means, collectively, with respect to a Person, all trademarks (including service marks), logos, certification marks, trade dress, corporate names and trade names, whether registered or unregistered, owned by or assigned to such Person and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered in the United States or any other country or any political subdivision thereof), together with any and all goodwill associated therewith.

“Transactions” means the Acquisition, the financing transactions related thereto including the entry into the Sinosure Facility Agreement and related documents and the SPV VLCC Transactions as those terms are defined in the Senior Credit Agreement and the entry into the ABN Facility and related documents.

“Treasury Rate” means, as obtained by the Issuer, as of any Redemption Date, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two business days prior to the Redemption Date) (provided that in the case of calculating the Applicable Premium in connection with a satisfaction and discharge of this Indenture or a legal defeasance or covenant defeasance under this Indenture, such weekly average shall be determined for the most recently completed week for which such information is available as of the date that is two business days prior to the date on which funds to pay the Notes are deposited with the Trustee) of the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in Federal Reserve Statistical Release H.15 with respect to each applicable day during such week (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to June 15, 2020; provided, however, that if the period from such Redemption Date to June 15, 2020 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.

“Trustee” means GLAS Trust Company LLC until a successor replaces it and, thereafter, means the successor.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“Unrestricted Subsidiary” means:

(1)         any Subsidiary of the Operating Company which at the time of determination is an Unrestricted Subsidiary (as designated by the Operating Company pursuant to the Senior Credit Agreement; provided, that before and after giving effect to such designation, the total assets of all Unrestricted Subsidiaries (excluding intercompany accounts with other Unrestricted Subsidiaries to be so designated at such time and investments in Subsidiaries of such Unrestricted Subsidiaries to be so designated at such time) shall be less than 1.00% of Consolidated Total Assets); provided further that, irrespective of the foregoing, any “Unrestricted Subsidiary” designated as such under the Senior Credit Agreement prior to Issue Date or in connection with the Transactions shall be designated as an Unrestricted Subsidiary hereunder; and

(2)         any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means securities that are:

(1) direct obligations of, or obligations guaranteed by, the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Vessel Appraisal” means a written desktop appraisal of each Collateral Vessel prepared by an Approved Broker.

“Vessels” shall mean the vessels owned by the Issuer or any Restricted Party.

“Vice President”, when used with respect to the Issuer or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(i)          the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(ii)         the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” of any Person means a Wholly-Owned Subsidiary of such Person that is a Restricted Subsidiary.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares issued to foreign nationals as required by applicable law) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

SECTION 1.03.         Compliance Certificates and Opinions

Upon any application or request by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)         a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)         a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)         a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)         a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.04.         Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.05.         Acts of Holders.

(a)          Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

(b)          The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)          The principal amount and CUSIP numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

(d)          If the Issuer shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. Such record date shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided, that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date. Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Issuer or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 1.06.         Notices, Etc., to Trustee, Issuer, any Guarantor and Agent. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)         the Trustee by any Holder or by the Issuer or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing via facsimile, email in PDF format or mailed, first class postage prepaid, or delivered by recognized overnight courier, to or with the Trustee at 230 Park Avenue, 10th Floor, New York, New York 10169, or

(2)         the Issuer or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered in writing via facsimile, or email in PDF or mailed, first class postage prepaid, or delivered by recognized overnight courier, to the Issuer or such Guarantor addressed to International Seaways, Inc., 600 Third Avenue, 39th Fl., New York, New York 10016, Attention: General Counsel or at any other address previously furnished in writing to the Trustee by the Issuer or such Guarantor.

A copy of all notices to any Agent shall be sent to the Trustee at the address shown above. Any Person may change its address by giving notice of such change as set forth herein.

SECTION 1.07.         Notice to Holders; Waiver. Where this Indenture provides for notice of any event to Holders by the Issuer or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and delivered electronically or mailed, first class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Notices given by first-class mail, postage prepaid, shall be deemed given five calendar days after mailing or transmitting; notices sent by overnight delivery service will be deemed given when delivered; and notices given electronically shall be deemed given when sent. Notice given in accordance with the procedures of the Depository will be deemed given on the date sent to the Depository. Any notices required to be given to the holders of Notes that are in global form will be given to the Depository in accordance with its customary procedures therefor.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture , pdf sent by unsecured email, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing and such direction shall be in a form reasonably acceptable to the Trustee. If the Issuer elects to give the Trustee as described in the immediately preceding sentence and the Trustee elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 1.08.         Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience of reference only, are not intended to be considered a part hereof and shall not affect the construction hereof.

SECTION 1.09.         Successors and Assigns. All agreements of the Issuer in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors.

SECTION 1.10.         Severability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.11.         Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Note Registrar, any other Agent and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.12.         Governing Law; Submission to Jurisdiction. This Indenture, the Notes and any Note Guarantee shall be governed by and construed in accordance with the laws of the State of New York. THE PARTIES HERETO AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

SECTION 1.13.         Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Stated Maturity or Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest or other required payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity or Maturity; provided, that no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.

SECTION 1.14.         No Personal Liability of Directors, Managers, Officers, Employees and Stockholders. No past, present or future director, manager, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Guarantor or any of their parent companies or entities (other than the Issuer in respect of the Notes and any Guarantor in respect of its Note Guarantee, if any) shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, any Note Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 1.15.         Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be original; but such counterparts shall together constitute but one and the same instrument. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 1.16.         USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The Issuer agrees that it will provide the Trustee with information about the Issuer as the Trustee may reasonably request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

SECTION 1.17.         Waiver of Jury Trial. EACH OF THE ISSUER, ANY GUARANTOR AND THE TRUSTEE AND EACH HOLDER OF A NOTE, BY ITS ACCEPTANCE THEREOF, THEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY OR HEREBY.

SECTION 1.18.         Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 1.19.         FATCA. In order to comply with Sections 1471 – 1474 of the Code, any current or future regulations or official interpretations thereof, any intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing, any similar law or regulations adopted pursuant to such an intergovernmental agreement or any agreements entered into pursuant to Section 1471(b)(1) of the Code (“FATCA”) that a foreign financial institution, issuer, trustee, paying agent, or other party is or has agreed to be subject to related to this Indenture, the Issuer agrees (i) to use commercially reasonably efforts to provide to the Trustee sufficient information about the parties and/or transactions (including any modification to the terms of such transactions) that is reasonably requested by the Trustee so the Trustee can determine whether it has tax related obligations under FATCA, and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with FATCA for which the Trustee shall not have any liability. The terms of this paragraph shall survive the satisfaction and discharge of this Indenture.

Article Two

NOTE FORMS

SECTION 2.01.         Form and Dating. Provisions relating to the Notes are set forth in Annex I attached hereto (the “Appendix”) which is hereby incorporated in, and expressly made part of, this Indenture. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in, and expressly made a part of, this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Issuer). The terms of the Note set forth in the Appendix are part of the terms of this Indenture.

SECTION 2.02.         Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Issuer by at least one Officer. The signature of any Officer on the Notes may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

Notes bearing the manual or facsimile signature of an individual who was at any time the proper Officer of the Issuer shall bind the Issuer, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for its manual authentication, together with an Issuer Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Notes.

On the Issue Date, the Issuer shall deliver the Notes in the aggregate principal amount of $30,000,000 executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Notes, specifying the principal amount and registered holder of each Note, directing the Trustee to authenticate the Notes and deliver the same to the persons named in such Issuer Order and the Trustee in accordance with such Issuer Order shall manually authenticate and deliver such Notes. The Trustee shall receive an Officer’s Certificate and Opinion of Counsel of the Issuer as to such matters as it may reasonably require in connection with such authentication of Notes. Such Issuer Order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

Article Three

THE NOTES

SECTION 3.01.         Title and Terms. The aggregate principal amount of Notes which may be authenticated and issued under this Indenture is $30,000,000.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be known and designated as the “10.75% Step-Up Notes due 2023” of the Issuer. The Stated Maturity of the principal of Notes shall be June 15, 2023; provided, that if the Indebtedness outstanding under the Senior Credit Agreement is extended, renewed, refunded, refinanced, replaced, defeased or discharged (such date, the “Refinance Date”), the Stated Maturity of the principal of Notes shall be June 15, 2022. The Notes shall bear interest at the rate of 10.75% per annum from the Issue Date, or from the most recent Interest Payment Date to which interest has been paid or duly provided for; provided, that the Notes shall bear interest at the rate of 13.00% per annum beginning on the earlier of (i) December 15, 2020 and (ii) if the Refinance Date has occurred, the later of the Refinance Date and June 15, 2020. Interest on the Notes shall be payable on September 15, 2018 and quarterly thereafter in arrears on March 15, June 15, September 15 and December 15 of each year, until the principal thereof is paid or duly provided for and to the Person in whose name the Note (or any Predecessor Note) is registered at the close of business (if applicable) on the March 1, June 1, September 1 and December 1 (whether or not a Business Day) immediately preceding such Interest Payment Date (each, a “Regular Record Date”). Any changes to the terms of the Notes under this Section 3.01 shall be evidenced by an Officer’s Certificate.

The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Paying Agent maintained for such purpose as set forth in Section 3.02, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the Note Register of Holders or by wire transfer; provided that all payments of principal, premium, if any, and interest with respect to Notes represented by one or more Global Notes registered in the name of or held by the Depository or its nominee will be made in accordance with the Depository’s applicable procedures.

The Notes shall be redeemable as provided in Article Eleven.

SECTION 3.02.         Note Registrar, Transfer Agent and Paying Agent. The Issuer shall maintain one or more Paying Agents for the Notes in New York. The Issuer hereby appoints the Trustee as the initial Paying Agent.

The Issuer shall be responsible for making calculations called for under the Notes, including but not limited to determination of redemption price or other amounts payable on the Notes. The Issuer will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders. The Issuer will provide a schedule of its calculations to the Trustee when requested by the Trustee, and the Trustee is entitled to rely conclusively on the accuracy of the Issuer’s calculations without independent verification. The Trustee shall forward the Issuer’s calculations to any Holder upon the written request of such Holder.

The Issuer will also maintain a registrar (the “Note Registrar”) with offices in New York. The Issuer will also maintain a transfer agent (each, a “Transfer Agent”) in New York. The Issuer hereby appoints the Trustee as the initial Note Registrar and Transfer Agent. The Note Registrar and the Transfer Agent shall keep a register of the Notes and of their transfer and exchange (the register maintained in such office or in any other office or agency designated pursuant to Section 10.02 being herein referred to as the “Note Register”) and will facilitate transfer of Notes on behalf of the Issuer. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Note Register shall be open to inspection by the Trustee. The Issuer may change the Paying Agents, the Note Registrars or the Transfer Agents without prior notice to the Holders. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Note Registrar” includes any co-registrars. For the avoidance of doubt, there shall only be one Note Register.

The Issuer shall enter into an appropriate agency agreement with any Note Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee in writing of the name and address of any such agent. If the Issuer fails to maintain a Note Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.07. The Issuer or any of its Subsidiaries may act as Paying Agent or Note Registrar.

The Issuer acknowledges that neither the Trustee nor any Agent makes any representations as to the interpretation or characterization of the transactions herein undertaken for tax or any other purpose, in any jurisdiction.

SECTION 3.03.         Denominations. The Notes shall be issuable only in registered form without coupons and only in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

SECTION 3.04.         Temporary Notes. Pending the preparation of definitive Notes, the Issuer may execute, and upon Issuer Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

If temporary Notes are issued, the Issuer will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer designated for such purpose pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

SECTION 3.05.         Registration of Transfer and Exchange.

Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 10.02, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount.

At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Note Registrar) be duly endorsed, or be accompanied by written instruments of transfer, in form satisfactory to the Issuer and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Issuer may require payment of a sum sufficient to cover any taxes, fees or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Sections 2.02, 3.04, 9.05 or 11.10 not involving any transfer.

SECTION 3.06.         Mutilated, Destroyed, Lost and Stolen Notes. If (1) any mutilated Note is surrendered to the Trustee, or (2) the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Issuer and the Trustee such security or indemnity to save each of them harmless from any claim, loss, cost or liability resulting from such lost or stolen Note that is reasonably acceptable to the Trustee and the Issuer, then, in the absence of written notice to the Issuer or the Trustee that such Note has been acquired by a Protected Purchaser (as defined in Section 8-303 of the Uniform Commercial Code) (a “Protected Purchaser”), the Issuer shall execute and upon Issuer Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 3.07.         Payment of Interest; Interest Rights Preserved.

(a)          Interest on any Note which is payable, and is punctually paid or duly provided for, shall be paid by the Issuer by 12:00 pm (New York City time) on any Interest Payment Date to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business (if applicable) on the Regular Record Date for such interest at the office or agency of the Issuer maintained for such purpose pursuant to Section 10.02; provided that, subject to Section 3.01 hereof, each installment of interest may at the Issuer’s option be paid by (1) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 3.08, to the address of such Person as it appears in the Note Register or (2) transfer to an account maintained by the payee; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium on, if any, and interest on, all Notes in global form and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer and the Paying Agent; provided that for Notes not in global form the Paying Agent shall have received from the Holders satisfactory wire transfer instructions at least 10 calendar days prior to the related payment date and subject to surrender of the Note in the case of payments of principal and premium, if any.

(b)          Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) may be paid by the Issuer, at its election in each case, as provided in clause (1) or (2) below:

(1)         the Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date, and in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 1.07, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)         the Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(c)          Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 3.08.         Persons Deemed Owners. Prior to the due presentment of a Note for registration of transfer, the Issuer, any Guarantor, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 3.05 and 3.07) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, any Guarantor, the Trustee or any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

SECTION 3.09.         Cancellation. All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be cancelled by the Trustee in accordance with its customary procedures. The Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Issuer has not issued and sold, and all Notes so delivered shall be cancelled by the Trustee in accordance with its customary procedures. If the Issuer shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures.

SECTION 3.10.         Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 3.11.         Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Note Registrar or a co-registrar with a request to register a transfer, the Note Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(a) of the Uniform Commercial Code are met. When Notes are presented to the Note Registrar or a co-registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Note Registrar shall make the exchange as requested if the same requirements are met.

SECTION 3.12.         CUSIP, ISIN and Common Code Numbers. The Issuer in issuing the Notes may use CUSIP, ISINs and “Common Code” numbers (in each case, if then generally in use) in addition to serial numbers, and, if so, the Trustee shall use such CUSIP, ISINs and “Common Code” numbers in addition to serial numbers in notices of redemption, repurchase or other notices to Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such CUSIP, ISINs and “Common Code” numbers either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the CUSIP, ISINs and “Common Code” numbers applicable to the Notes.

Article Four

SATISFACTION AND DISCHARGE

SECTION 4.01.         Satisfaction and Discharge of Indenture. This Indenture shall be discharged and cease to be of further effect as to all Notes and the Trustee, at the request and expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

(1)         either:

(A)         all Notes theretofore authenticated and delivered (except (i) Notes which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (ii) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(B)

(i)          all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable by reason of the making of a notice of redemption or otherwise; (y) will become due and payable within one year or (z) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer;

(ii)         the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in an amount (including scheduled payments thereon) sufficient, in the opinion of an Independent Financial Advisor, to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(iii)        no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit or any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under any material agreement or material instrument (other than this Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith); and

(iv)        the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be;

(2)         the Issuer has paid or caused to be paid all other sums payable by it under this Indenture; and

(3)         the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent herein to the satisfaction and discharge of this Indenture have been satisfied. Such Opinion of Counsel may rely on such Officer’s Certificate as to matters of fact, including clauses (B)(i), (ii), (iii) and (iv).

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 6.07, the obligations of the Issuer to any Authenticating Agent under Section 6.12 and, if money or U.S. Government Obligations shall have been deposited with the Trustee pursuant to clause (1)(B) of this Section 4.01, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive such satisfaction and discharge.

SECTION 4.02.         Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.03, all money or U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) of the principal (and premium, if any) and interest for whose payment such money or U.S. Government Obligations has been deposited with the Trustee; but such money or U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to this Section 4.02 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes. The Trustee shall also deliver or pay to the Issuer from time to time upon Issuer Request any money or U.S. Government Obligations held by it which, in the opinion of an Independent Financial Advisor expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent satisfaction and discharge, as applicable, in accordance with this Article Four.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 4.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.01 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 4.01; provided that if the Issuer has made any payment of principal of (and premium, if any) or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Article Five

REMEDIES

SECTION 5.01.         Events of Default. “Event of Default”, wherever used herein, means any one of the following events:

(1)         default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2)         default for 30 days or more in the payment when due of interest on or with respect to the Notes;

(3)         failure by the Issuer or any Restricted Party for 30 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes (with a copy to the Trustee) to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) or (2) above) contained in this Indenture or the Notes;

(4)         failure by the Issuer or any Restricted Party to (i) pay any principal, premium or interest, regardless of amount, due in respect of any Indebtedness (other than the Obligations under this Indenture), when and as the same shall become due and payable beyond any applicable grace period or (ii) observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee or other representative on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity or become subject to a mandatory offer to purchase by the obligor; provided, that it shall not constitute an Event of Default pursuant to this clause (4) unless the aggregate amount of all such Indebtedness referred to in clauses (i) and (ii) equals or exceeds $25.0 million at any one time;

(5)         failure by the Issuer or any Restricted Party to pay final judgments aggregating in an amount equal to or in excess of $25.0 million (to the extent not covered by insurance as to which the insurer has been notified of such judgment or order and has not denied its obligation), which final judgments remain unpaid, undischarged, unstayed, unvacated or unbonded for a period of more than 30 consecutive days, or any action shall be legally taken by a judgment creditor to levy upon priorities of the Issuer or any Restricted Party to enforce such judgment;

(6)         an Insolvency Proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Issuer, or any Restricted Party or of a substantial part of the property of the Issuer or any Restricted Party, under the Bankruptcy Law, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar Legal Requirement, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, liquidator, rehabilitator or similar official for the Issuer or any Restricted Party a substantial part of the property of the Issuer or any Restricted Party; or (iii) the winding-up or liquidation of the Issuer or any Restricted Party; and such proceeding or petition shall continue undismissed for 60 days or an Order approving or ordering any of the foregoing shall be entered;

(7)         one or more ERISA Events shall have occurred that, when taken together with all other such ERISA Events that have occurred, or any event similar to the foregoing shall have occurred or exists with respect to a Non-U.S. Plan, including, but not limited to, the issue of a Financial Support Direction and/or a Contribution Notice or the winding-up of the Non-U.S. Plan, in any such case that would reasonably be expected to result in a material adverse effect on, or a material adverse change in, the condition (financial or otherwise), results of operations, business, properties, assets or liabilities (contingent or otherwise) of the Issuer and the Restricted Parties, taken as a whole; or

(8)         there shall have occurred a Change of Control.

SECTION 5.02.         Acceleration of Maturity: Rescission and Annulment.

(a)          If any Event of Default (other than an Event of Default specified in Section 5.01(6) above) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes issued under this Indenture may declare the principal, premium, if any, interest and any other monetary obligations on all the Outstanding Notes to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by Holders).

(b)          Upon the effectiveness of a declaration under Section 5.02(a), such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under Section 5.01(6), the principal of and interest on all Outstanding Notes will become due and payable without further action or notice. The Trustee shall have no obligation to accelerate the Notes if, in the reasonable judgment of the Trustee, acceleration is not in the best interest of the Holders.

(c)          At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences, so long as such rescission and annulment would not conflict with any judgment of a court of competent jurisdiction, if:

(1)         the Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(A)         all overdue interest on all Outstanding Notes,

(B)         all unpaid principal of (and premium, if any, on) any Outstanding Notes which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate borne by the Notes,

(C)         to the extent that payment of such interest is lawful, interest on overdue interest at the rate borne by the Notes, and

(D)         all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)         Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Notes, which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13, provided that no such rescission shall affect any subsequent default or impair any right consequent thereon.

(d)          Notwithstanding the preceding paragraph, in the event of any Event of Default specified in Section 5.01(4), such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1)         the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2)         the requisite holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3)         the default that is the basis for such Event of Default has been cured.

(e)          If the Notes are accelerated or otherwise become due prior to their Stated Maturity, in each case, as a result of an Event of Default on or after June 15, 2020, the amount of principal of, accrued and unpaid interest and premium on the Notes that becomes due and payable shall equal the redemption price applicable with respect to an optional redemption of the Notes pursuant to Section 11.01(b), in effect on the date of such acceleration as if such acceleration were an optional redemption of the Notes accelerated. If the Notes are accelerated or otherwise become due prior to their Stated Maturity, in each case, as a result of an Event of Default prior to June 15, 2020, the amount of principal of, accrued and unpaid interest and premium on the Notes that becomes due and payable shall equal 100% of the principal amount of the Notes redeemed plus the Applicable Premium in effect on the date of such acceleration, as if such acceleration were an optional redemption of the Notes accelerated pursuant to Section 11.01(a).

(f)          Without limiting the generality of the foregoing, it is understood and agreed that if the Notes are accelerated or otherwise become due prior to their Stated Maturity, in each case, in respect of any Event of Default (including, but not limited to, upon the occurrence of a bankruptcy or insolvency event (including the acceleration of claims by operation of law)), the premium applicable with respect to an optional redemption of the Notes will also be due and payable, in cash, as though the Notes were optionally redeemed pursuant to Section 11.01 and shall constitute part of the Obligations under the Notes, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Holder’s lost profits as a result thereof. Any premium payable above shall be presumed to be the liquidated damages sustained by each Holder as the result of the early redemption and the Company agrees that it is reasonable under the circumstances currently existing.

(g)          The premium shall also be payable in the event the Notes (and/or this Indenture) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. THE ISSUER EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Issuer expressly agrees (to the fullest extent it may lawfully do so) that: (1) the premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (2) the premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (3) there has been a course of conduct between Holders and the Issuer giving specific consideration in this transaction for such agreement to pay the premium; and (4) the Issuer shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Issuer expressly acknowledges that its agreement to pay the premium to Holders as herein described is a material inducement to Holders to purchase the notes.

SECTION 5.03.         Collection of Indebtedness and Suits for Enforcement by Trustee. The Issuer covenants that if:

(1)         default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(2)         default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof, the Issuer will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer, any Guarantor or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer, any Guarantor or any other obligor upon the Notes, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture and any Note Guarantees by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, including seeking recourse against any Guarantor, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy, including seeking recourse against any Guarantor.

SECTION 5.04.         Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor including any Guarantor, upon the Notes or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(1)         to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(2)         to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ committee or other similar committee.

SECTION 5.05.         Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

SECTION 5.06.         Application of Money Collected. Any money or property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee and the Agents and their respective agents and attorneys (including any predecessor Trustee or Agent) hereunder;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

THIRD: The balance, if any, to the Issuer or as a court of competent jurisdiction may direct in writing; provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 5.06.

SECTION 5.07.         Limitation on Suits. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder shall pursue any remedy with respect to this Indenture or the Notes, unless:

(1)         such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)         Holders of at least 25% in aggregate principal amount of the total Outstanding Notes have requested the Trustee in writing to pursue the remedy;

(3)         Holders have offered and, if requested, provided to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense;

(4)         the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)         Holders of a majority in aggregate principal amount of the total Outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period,

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders (it being further understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 5.08.         Right of Holders to Bring Suit for Payment. Subject to Article Twelve and notwithstanding any other provision of this Indenture, the contractual right of any Holder of any outstanding Note to bring suit for the enforcement of any payment of principal of, premium, if any, and interest on such Note, on or after the respective due date expressed in such Note, shall not be impaired or affected without the consent of such Holder.

SECTION 5.09.         Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note Guarantee and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, any Guarantor, any other obligor of the Notes, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 5.10.         Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.11.         Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 5.12.         Control by Holders. The Holders of a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or would involve the Trustee in personal liability. The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 5.13.         Waiver of Past Defaults. Holders of a majority in aggregate principal amount of the then Outstanding Notes by notice to the Trustee may on behalf of the Holders of all the Notes waive any existing Default or Event of Default and its consequences under this Indenture (except (1) a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of any such Note held by a non-consenting Holder, or (2) in respect of a covenant or provision hereof or in any Note Guarantee which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected which shall require the consent of all Holders of the Notes) and rescind any acceleration and its consequences with respect to the Notes; provided such rescission would not conflict with any judgment of a court of competent jurisdiction.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 5.14.         Waiver of Stay or Extension Laws. Each of the Issuer and any other obligor on the Notes covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Issuer and any other obligor on the Notes (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.15.         Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.15 does not apply to a suit by the Trustee, a suit by a Holder relating to right to payment hereof, or a suit by Holders of more than 10% in principal amount of the then Outstanding Notes.

Article Six

THE TRUSTEE

SECTION 6.01.         Duties of the Trustee.

(a)          Except during the continuance of an Event of Default,

(1)         the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)         in the absence of gross negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions specifically required by any provision hereof to be provided to it, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof including the accuracy of any mathematical calculations.

(b)          If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the degree of care of a prudent Person under the circumstances in the conduct of such Person’s own affairs.

(c)          No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(1)         this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section;

(2)         the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts;

(3)         the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(4)         No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers vested in it by this Indenture, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)          Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 6.02.         Notice of Defaults. Within 90 days after the occurrence of any Default or Event of Default hereunder is actually known to the Trustee, the Trustee shall transmit to the Holders notice of such Default or Event of Default hereunder known to the Trustee, unless such Default or Event of Default shall have been cured or waived; provided that, except in the case of a Default or Event of Default in the payment of the principal of (or premium, if any, on) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the best interest of the Holders.

SECTION 6.03.         Certain Rights of Trustee.

(1)         The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties.

(2)         Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel, or both. The Trustee will not be liable for any action it takes or omits to take in good faith reliance on such Officer’s Certificate or Opinion of Counsel.

(3)         Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order and any resolution of the Board may be sufficiently evidenced by a Board Resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of the Issuer and to be in full force and effect on the date of such certification, and delivered to the Trustee.

(4)         Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate or Opinion of Counsel.

(5)         The Trustee shall not be charged with knowledge of any fact, Default or Event of Default with respect to the Notes unless a Responsible Officer has actual knowledge of such or unless written notice of such fact, Default or Event of Default shall have been received by a Responsible Officer from the Issuer, any other obligor of the Notes or from Holders of at least 25% of the aggregate principal amount of the Notes and references this Indenture and the Notes. Delivery of any reports to the Trustee pursuant to Section 10.09 is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(6)         The Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel or Opinion of Counsel.

(7)         The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense.

(8)         The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, or inquire as to the performance by the Issuer of any of its covenants in this Indenture or inquire as to the performance by the Issuer of any of its covenants in this Indenture, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation.

(9)         The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(10)        The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(11)        The rights, privileges, protections, immunities and benefits given to the Trustee hereunder and under the Notes, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder whether as an Agent or otherwise, and each agent, custodian and other Person employed to act hereunder.

(12)        The Trustee may request that the Issuer deliver an Incumbency Certificate substantially in the form of Exhibit A hereto setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Incumbency Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(13)        The Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture.

(14)        In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including, without limitation, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunction of utilities, third-party communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices to resume performance as soon as practicable under the circumstances.

(15)        In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(16)        The permissive right of the Trustee to take actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

(17)        The Trustee shall have no duty to monitor, inquire as to or ascertain compliance with the Issuer’s covenants set forth herein, other than with respect to payments described in Section 10.01.

(18)        The Trustee may retain and act through agents in connection with the administration of this Indenture and shall have no liability or responsibility for the action or inaction of any agent appointed in good faith.

SECTION 6.04.         Trustee Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and neither the Trustee nor any Agent assumes responsibility for their correctness. Neither the Trustee nor any Agent makes representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder. Neither the Trustee nor any Agent shall be accountable for the use or application by the Issuer of Notes or the proceeds thereof or any other documents used in connection with the sale or distribution of the Notes.

SECTION 6.05.         May Hold Notes. The Trustee, any Paying Agent, any Note Registrar or any other agent of the Issuer or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer with the same rights it would have if it were not the Trustee, Paying Agent, Note Registrar or such other agent; provided, that, if it acquires any conflicting interest (as such term is defined in the Trust Indenture Act), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign as Trustee.

SECTION 6.06.         Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer.

SECTION 6.07.         Compensation and Reimbursement. The Issuer agrees:

(1)         to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Issuer and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)         except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own gross negligence or willful misconduct; and

(3)         to indemnify the Trustee, and any predecessor Trustee for, and to hold it harmless against, any and all loss, liability, claim, damage or expense, including taxes (other than the taxes based on the income of the Trustee) incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim regardless of whether the claim is asserted by the Issuer, any Guarantor, a Holder or any other Person or liability in connection with the exercise or performance of any of its powers or duties hereunder, including the reasonable costs and expenses of enforcing this Indenture or any Note Guarantee against the Issuer or any Guarantor (including this Section 6.07).

The obligations of the Issuer under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee. As security for the performance of such obligations of the Issuer, the Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust solely for the benefit of the Holders entitled thereto for the payment of principal of (and premium, if any) or interest on particular Notes.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(6), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable Bankruptcy Law. “Trustee” for the purposes of this Section 6.07 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each Agent, any other agent, custodian and other person employed to act hereunder as permitted by this Indenture; provided, however, that the gross negligence or willful misconduct of any predecessor Trustee hereunder shall not affect the rights of any other successor Trustee hereunder (other than a successor Trustee that is successor by merger or consolidation to such predecessor Trustee).

The provisions of this Section shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee (or any Agent, as applicable).

SECTION 6.08.         Corporate Trustee Required; Eligibility. There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power and that is subject to supervision or examination by U.S. federal or state authorities. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, State, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 6.09.         Resignation and Removal; Appointment of Successor.

(a)          No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.10.

(b)          The Trustee may resign at any time by giving 30 days’ prior written notice thereof to the Issuer. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument, a copy of which shall be delivered to the resigning Trustee and a copy to the successor Trustee. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

(c)          The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Issuer 30 days prior to the removal’s effectiveness. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

(d)          If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner hereinafter provided, the Trustee or any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)          the Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders in the manner provided for in Section 1.07. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 6.10.         Acceptance of Appointment by Successor.

(a)          Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges and subject to its lien, if any, provided for in Section 6.07, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

(b)          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be eligible under this Article and the resigning or removed Trustee shall have no liability or responsibility for the action or inaction of any successor Trustee.

SECTION 6.11.         Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such corporation shall be otherwise eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided that, the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 6.12.         Appointment of Authenticating Agent. At any time when any of the Notes remain Outstanding, the Trustee may appoint one or more agents (each an “Authenticating Agent”) with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes and the Trustee shall give written notice of such appointment to all Holders of Notes with respect to which such Authenticating Agent will serve, in the manner provided for in Section 1.07. Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by an authorized signatory of the Trustee, and a copy of such instrument shall be promptly furnished to the Issuer. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuer.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent; provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall give written notice of such appointment to all Holders of Notes, in the manner provided for in Section 1.07. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Issuer agrees to pay to each Authenticating Agent from time to time such compensation for its services under this Section as shall be agreed in writing between the Issuer and such Authenticating Agent.

If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Notes referred to in the within-mentioned Indenture.

GLAS Trust Company LLC,
as Trustee

Date: ___________________	By:
as Authenticating Agent

By:
Authorized Signatory

Article Seven

HOLDERS LISTS AND REPORTS BY TRUSTEE AND ISSUER

SECTION 7.01.         Issuer to Furnish Trustee Names and Addresses. The Issuer will furnish or cause to be furnished to the Trustee:

(1)         semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

(2)         at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content to that in clause (1) hereof as of a date not more than 15 days prior to the time such list is furnished;

provided that, if and so long as the Trustee shall be a Note Registrar, no such list need be furnished.

SECTION 7.02.         Reports by Trustee.

Within 60 days after December 31 of each year commencing with December 31, 2018, the Trustee shall transmit to the Holders of Notes (with a copy to the Issuer at the address specified in Section 1.06), in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such December 31 that complies with TIA Section 313(a), if so required by that Section. The Trustee also shall comply with TIA Section 313(b). A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Notes are listed, with the SEC to the extent the Notes are registered, and with the Issuer. The Issuer will promptly notify the Trustee in writing when the Notes are listed on any stock exchange and any delisting thereof.

Article Eight

MERGER, CONSOLIDATION, AMALGAMATION OR SALE
OF ALL OR SUBSTANTIALLY ALL ASSETS

SECTION 8.01.         Issuer and Restricted Parties May Consolidate, Etc., Only on Certain Terms. The Issuer will not, and will not permit any Restricted Party to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, except that the following shall be permitted:

(a)          disposition of assets in compliance with Section 10.17 of this Indenture;

(b)          any Solvent Restricted Party may merge or consolidate with or into the Issuer or another Restricted Party (so long as, (i) in the event the Operating Company is a party to such merger or consolidation, the Operating Company shall be the surviving person, and (ii) in any other case, a Restricted Subsidiary shall be the surviving person and shall remain, directly or indirectly, a Wholly-Owned Restricted Subsidiary of the Operating Company);

(c)          any Restricted Party may dissolve, liquidate or wind up its affairs at any time if such dissolution, liquidation or winding up would not reasonably be expected to be disadvantageous to the Holders in any material respect; and

(d)          Permitted Acquisitions as defined under the Senior Credit Agreement.

Article Nine

SUPPLEMENTAL INDENTURES

SECTION 9.01.         Amendments or Supplements Without Consent of Holders. The Issuer and the Trustee, without the consent of any Holder, may amend the Notes and this Indenture for any of the following purposes:

(1)         to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)         to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)         to comply with Article Eight of this Indenture;

(4)         to provide for the assumption of the Issuer’s obligations to the Holders pursuant to the terms of this Indenture;

(5)         to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder in any material respect;

(6)         to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer;

(7)         to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, if applicable;

(8)         to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee or a successor Paying Agent under this Indenture;

(9)         to add any Guarantor or a co-obligor of the Notes under this Indenture;

(10)        to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however, that such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(11)        to secure the Notes and/or any related Note Guarantee;

(12)        to release a Guarantor, if any, from its Note Guarantee pursuant to this Indenture when permitted or required by this Indenture;

(13)        to release and discharge any Lien securing the Notes when permitted by this Indenture (including pursuant to the second paragraph of Section 10.12); and

(14)        to comply with the rules of any applicable securities depositary.

SECTION 9.02.         Amendments, Supplements or Waivers with Consent of Holders.

(a)          With the consent of the Holders of at least a majority in aggregate principal amount of the then Outstanding Notes, other than Notes beneficially owned by the Issuer or its Affiliates, including consents or waivers obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes, the Issuer, any Guarantor (with respect to any Note Guarantee to which it is a party or this Indenture) and the Trustee may amend or supplement this Indenture, the Notes or any Note Guarantee, and any existing Default or Event of Default or compliance with any provision of this Indenture, the Notes or any Note Guarantee may be waived; provided that, without the consent of each affected Holder, no such amendment, supplement or waiver shall, with respect to any Notes held by a non-consenting Holder:

(1)         reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2)         reduce the principal of or change the Maturity of any such Note or reduce the premium payable upon the redemption of such Notes or change the time at which such Notes may be redeemed pursuant to Section 11.01; provided that any amendment to the minimum notice requirement may be made with the consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes;

(3)         reduce the rate of or change the time for payment of interest on any Note,

(4)         waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Outstanding Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture or any Note Guarantee which cannot be amended or modified without the consent of all affected Holders;

(5)         make any Note payable in money other than that stated therein;

(6)         make any change in Section 5.13 or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7)         make any change in these amendment and waiver provisions;

(8)         amend the contractual right expressly set forth in this Indenture or any Note of any Holder to institute suit for the enforcement of any payment of principal, premium, if any, and interest on such Holder’s Notes on or after the due dates therefor; or

(9)         make any change to or modify the ranking of the Notes that would adversely affect the Holders.

(b)          It shall not be necessary for the consent of Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, and it shall be sufficient if such consent approves the substance thereof.

SECTION 9.03.         Execution of Amendments, Supplements or Waivers. In executing, or accepting the additional trusts created by, any amendment, supplement or waiver permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and shall be fully protected in relying upon, an Officer’s Certificate and Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized and permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions and qualifications, and complies with the provisions hereof. Guarantors may, but shall not be required to, execute supplemental indentures that do not modify such Guarantor’s Note Guarantee. The Trustee may, but shall not be obligated to, enter into any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.04.         Effect of Amendments, Supplements or Waivers. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such amendment, supplement or waiver shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.05.         Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

SECTION 9.06.         Notice of Supplemental Indentures. Promptly after the execution by the Issuer, any Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.02, the Issuer shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 1.07, setting forth in general terms the substance of such supplemental indenture; provided that failure to give such notice shall not impair the validity of such supplemental indenture.

Article Ten

COVENANTS

SECTION 10.01.         Payment of Principal, Premium, if any, and Interest. The Issuer covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture. The Issuer shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 10.02.         Maintenance of Office or Agency. The Issuer will maintain in The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The designated office of the Trustee shall be such office or agency of the Issuer in The City of New York, unless the Issuer shall designate and maintain some other office or agency for one or more of such purposes. The Issuer will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in The City of New York. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

SECTION 10.03.         Money for Notes Payments to Be Held in Trust. If the Issuer shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (or premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of its action or failure so to act.

Whenever the Issuer shall have one or more Paying Agents for the Notes, it will, on or before each due date of the principal of (or premium, if any) or interest on any Notes in accordance with Section 10.01, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee in writing of such action or any failure so to act.

Each Paying Agent agrees:

(1)         that it will hold all sums received by it as Paying Agent for the payment of the principal of or interest on any Notes in trust for the benefit of the Holders or of the Trustee;

(2)         that it will give the Trustee notice of any failure by the Issuer to make any payment of the principal of or interest on any Notes and any other payments to be made by or on behalf of the Issuer under this Indenture or the Notes when the same shall be due and payable; and

(3)         that it will pay any such sums so held in trust by it to the Trustee forthwith upon the Trustee’s written request at any time during the continuance of the failure referred to in clause (2) above.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of (or premium, if any) or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuer on Issuer Request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, that the Issuer shall cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

SECTION 10.04.         Organizational Existence. Subject to Article Eight, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its organizational existence and that of each Restricted Party and the rights and franchises of the Issuer and each Restricted Party to conduct business; provided, that the Issuer shall not be required to preserve any such right or franchise if the Board of the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole. For the avoidance of doubt, the Issuer and the Restricted Parties will be permitted to change their organizational form; provided that for so long as the Issuer is not a corporation, there will be a co-issuer of the Notes that is a corporation.

SECTION 10.05.         Payment of Taxes and Other Claims. The Issuer will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Issuer or any Subsidiary or upon the income, profits or property of the Issuer or any Subsidiary and (2) all material lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Issuer or any Subsidiary; provided, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Issuer) are being maintained in accordance with GAAP.

SECTION 10.06.         Net Worth Maintenance. The Issuer shall not permit its Net Worth to be less than $600,000,000 at any time.

SECTION 10.07.         No Adverse Amendment. The Issuer shall not, and shall cause each Restricted Party not to, directly or indirectly, amend or modify, or permit the amendment or modification of, any provision of the Senior Credit Agreement (as in effect on the Issue Date after giving effect to the Second Amendment thereto, but without giving effect to further amendments or modifications) (including any waivers thereunder) in any manner that is, or would reasonably be expected to be, adverse in any material respect to the interests of any Holder, including (i) any provision that may prohibit or restrict the Stated Maturity of the Notes, (ii) interest rate payable thereunder and (iii) Sections 2.10(b), 5.10, 5.11, 5.17, 6.04, 6.05, 6.06, 6.07, 6.08, 6.09, 6.10, 6.14 and 6.15 thereof.

SECTION 10.08.         Statement by Officer as to Default.

(a)          The Issuer will deliver to the Trustee within 120 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Issuer and the Restricted Parties during the preceding fiscal year has been made under the supervision of the signing officer with a view to determining whether it has kept, observed, performed and fulfilled, and has caused each of the Restricted Parties to keep, observe, perform and fulfill its obligations under this Indenture and further stating that, to the best of his or her knowledge, the Issuer during such preceding fiscal year has kept, observed, performed and fulfilled, and has caused each of the Restricted Parties to keep, observe, perform and fulfill each and every such covenant contained in this Indenture and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default which has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status, with particularity and that, to the best of his or her knowledge, no event has occurred and remains by reason of which payments on the account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto. The Officer’s Certificate shall also notify the Trustee should the Issuer elect to change the manner in which it fixes its fiscal year-end. For purposes of this Section 10.08(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

(b)          When any Default has occurred and is continuing under this Indenture, the Issuer shall deliver to the Trustee by registered or certified mail or facsimile transmission an Officer’s Certificate specifying such event, notice or other action within 30 days of becoming aware of such Default and the steps to be taken to cure such Default.

SECTION 10.09.         Reports and Other Information.

(a)          Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Issuer shall provide to the Holders and the Trustee (i) copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that the Issuer would be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act and (ii) cash and cash equivalents balance for each of the Issuer and the Operating Company, separately, for each quarterly and annual reporting period. The Issuer shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the SEC via EDGAR, or any successor electronic delivery procedure.

(b)          In addition, the Issuer shall furnish to prospective investors, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

(c)          To the extent any information is not provided within the time periods specified in this Section 10.09 and such information is subsequently provided, the Issuer shall be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured.

(d)          The Trustee shall have no liability or responsibility for the filing, delivery, timeliness or content of any report required or delivered hereunder or in connection herewith (other than any report required under Section 7.02 hereof).

SECTION 10.10.         Limitation on Restricted Payments. The Issuer shall not directly:

(I)         declare or pay any dividend or make any payment or distribution on account of the Issuer’s Equity Interests, including any dividend or distribution payable in connection with any merger, amalgamation or consolidation other than dividends, payments or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer or in options, warrants or other rights to purchase such Equity Interests (other than Disqualified Stock);

(II)        redeem, purchase, repurchase, defease or otherwise acquire or retire for value any Equity Interests of the Issuer, including in connection with any merger, amalgamation or consolidation, in each case, held by a Person other than the Issuer;

(III)       make any principal payment on, or redeem, purchase, repurchase, defease, discharge or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Junior Subordinated Indebtedness, other than the prepayment, redemption, purchase, repurchase, defeasance, discharge or other acquisition or retirement of Junior Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of prepayment, redemption, purchase, repurchase, defeasance, discharge or acquisition or retirement;

(IV)        make any Investments, other than (a) Investments into the Operating Company; provided, that such Investment made with the proceeds of a debt issuance of the Issuer shall only be permitted to the extent it increases the Operating Company’s capacity to make distributions or dividend payments to the Issuer pursuant to any existing and future agreement or arrangement from time to time that restricts or prohibits the Operating Company to do so, including, but not limited to, the Senior Credit Agreement, (b) so long as no Event of Default then exists or would result therefrom, cash Investments in Subsidiaries for the purposes of or in connection with the winding down or liquidation of such Subsidiaries in an aggregate amount not to exceed $5,000,000 from the Issue Date, and (c) Investments existing on the Issue Date;

(all such payments and other actions set forth in clauses (I) through (IV) above (other than any exceptions thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1)         no Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(2)         such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer after the Issue Date is less than:

(a)          for the period beginning on the Issue Date until December 31, 2018, 50% of the Consolidated Net Income of the Issuer since the Issue Date at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit, or

(b)          for the period beginning on January 1, 2019 and thereafter, the greater of (x) $5.0 million per calendar year (unused amounts of which shall not be carried forward to the next calendar year) or (y) 50% of the Consolidated Net Income of the Issuer since the Issue Date at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit;

provided, that amounts permitted under foregoing clauses (a) and (b) shall not be duplicative.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Issuer pursuant to the Restricted Payment.

SECTION 10.11.         Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a)          The Issuer shall not, and shall not permit any Restricted Party to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness and the Issuer shall not issue any shares of Disqualified Stock and shall not permit any Restricted Party to issue any shares of Disqualified Stock or any Restricted Party to issue Preferred Stock.

(b)          The foregoing limitations shall not apply to the following, without duplication:

(1)         Indebtedness of the Issuer and the Restricted Parties (x) in existence on the Issue Date and (y) incurred in connection with the Senior Credit Facilities;

(2)         Indebtedness of the Issuer and the Restricted Parties contemplated to be incurred in connection with the Transactions;

(3)         Indebtedness that is secured by a Lien in respect of Purchase Money Obligations incurred for the purpose of financing all or any part of the purchase price of Vessels or Chartered Vessels of the Issuer and the Restricted Parties, in an aggregate principal amount not to exceed $162,500,000 from the Issue Date; provided, that such Indebtedness has an amortization schedule no less restrictive and bears interest at a rate or spread no greater than as provided in the Senior Credit Agreement;

(4)         Permitted Refinancing Indebtedness;

(5)         additional amount of the Existing Notes issued pursuant to the option granted on May 24, 2018 by the Issuer to the underwriters of the offering of the Existing Notes, in an aggregate principal amount not to exceed $5,000,000;

(6)         Indebtedness under Hedging Obligations under Permitted Hedging Agreements, in each case entered into in the ordinary course of business and not for speculative purposes; provided, that if such Hedging Obligations relate to interest rates, (i) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred hereunder and (ii) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

(7)         Indebtedness in respect of bid, performance, customs or surety bonds issued for the account of the Issuer or any Restricted Party in the ordinary course of business, including guarantees or obligations of the Issuer or any Restricted Party with respect to letters of credit supporting such bid, performance, customs or surety obligations (in each case other than for an obligation for borrowed money), in an aggregate amount not to exceed $5,000,000 at any time outstanding;

(8)         Contingent Obligations (i) (x) of the Issuer in respect of Indebtedness of any Restricted Party and (y) of any Restricted Party in respect of Indebtedness of the Issuer or any other Restricted Party, in each case, to the extent that such Indebtedness is otherwise permitted to be incurred pursuant to this Section 10.11 (other than clause (i) of this Section 10.11(b)); provided, that if the Indebtedness to be guaranteed is subordinated to the Notes, then the guarantees permitted under this clause (8) shall be subordinated to the Notes to the same extent and on the same terms as the Indebtedness so guaranteed is subordinated to the Notes, and (ii) of the Issuer in respect of ordinary course commercial operations or charters relating to Vessels; provided, that obligations for borrowed money shall be excluded from this clause (ii);

(9)         Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(10)        Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;

(11)        Attributable Indebtedness permitted to be incurred under Section 10.15 hereof with respect to Sale and Leaseback Transactions;

(12)        Indebtedness of the Issuer or any Restricted Party in an aggregate principal amount not to exceed $5,000,000 at any time outstanding;

(13)        Indebtedness incurred in relation to (i) maintenance, repairs, refurbishments and replacements required to maintain the classification of any of the Vessels or Chartered Vessels owned, leased, time chartered or bareboat chartered to or by the Issuer or any Restricted Party in the ordinary course of business, (ii) dry-docking of any of the Vessels or Chartered Vessels owned or leased by the Issuer or any Restricted Party for maintenance, repair, refurbishment or replacement purposes in the ordinary course of business and (iii) Vessel or Chartered Vessel amendments or modifications required to allow worldwide trading and commercial acceptance by any potential charterer, in each case as required by any change after the Issue Date in applicable law or regulation;

(14)        Indebtedness consisting of Pool Financing Indebtedness in an aggregate principal amount not to exceed $75,000,000 at any time outstanding (which amount, for the avoidance of doubt, shall include the principal amount of all Indebtedness of the Issuer or any Restricted Party in respect of such Pool Financing Indebtedness for which it is liable, whether on a several basis, or on a joint and several basis with any other Person);

(15)        Indebtedness of the Issuer owing to a Restricted Party; provided, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Party ceasing to be a Restricted Party or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Party or any pledge of such Indebtedness constituting a Permitted Lien (but not foreclosure thereon)) shall be deemed, in each case, to be an incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) not permitted by this clause;

(16)        Indebtedness of a Restricted Party owing to the Issuer or another Restricted Party; provided, that any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Party or any pledge of such Indebtedness constituting a Permitted Lien (but not foreclosure thereon)) shall be deemed, in each case, to be an incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) not permitted by this clause;

(17)        Indebtedness (i) resulting from a bank or other financial institution honoring a check, draft or similar instrument in the ordinary course of business or (ii) arising under or in connection with cash management services in the ordinary course of business; and

(18)        Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business.

SECTION 10.12.         Liens. The Issuer shall not, and shall not permit any Restricted Party to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) (each, a “Subject Lien”) that secures Obligations under any Indebtedness on any asset or property of the Issuer or any Restricted Party, unless the Notes are equally and ratably secured with (or, at the Issuer’s option or if such Subject Lien secures Junior Subordinated Indebtedness, on a senior basis to) the Obligations secured by such Subject Lien.

Any Lien created for the benefit of the Holders pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Subject Lien that gave rise to the obligation to secure the Notes. In addition, in the event that a Subject Lien is or becomes a Permitted Lien, the Issuer may, at its option and without consent from any Holder, elect to release and discharge any Lien created for the benefit of the Holders pursuant to the preceding paragraph in respect of such Subject Lien.

SECTION 10.13.         Limitations on Transactions with Affiliates. The Issuer shall not, and shall not permit any Restricted Party to, enter into, directly or indirectly, any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Issuer or any Restricted Party (an “Affiliate Transaction”), other than on terms and conditions at least as favorable to the Issuer or such Restricted Party as would reasonably be obtained by the Issuer or such Restricted Party at that time in a comparable arm’s-length transaction with a person other than an Affiliate, except that the following shall be permitted:

(a)          transactions between or among the Issuer and a Restricted Party or between or among Restricted Party or, in any case, any entity that becomes a Restricted Party as a result of such transaction;

(b)          Restricted Payments permitted under this Indenture;

(c)          reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements; and

(d)          the Transactions and the payment of all fees and expenses related to the Transactions.

SECTION 10.14.         Limitations on Dividend and Other Payment Restrictions Affecting Restricted Parties. The Issuer shall not, and shall not permit any Restricted Party to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Party to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance, restriction or condition on the ability of any Restricted Party to (i) pay dividends or make any other distributions on its Equity Interests or any other interest or participation in its profits owned by the Issuer or any Restricted Party, or pay any Indebtedness owed to the Issuer or any Restricted Party, (ii) make loans or advances to any the Issuer or any Restricted Party or (iii) transfer any of its properties to the Issuer or any Restricted Party, except for such encumbrances, restrictions or conditions existing under or by reason of:

(1)         contractual encumbrances or restrictions in effect on the Issue Date;

(2)         contractual encumbrances and restrictions incurred or expected to be incurred in connection with the Transactions, including the Sinosure Facility Agreement and related documents and the ABN Facility and related documents;

(3)         this Indenture and the Notes;

(4)         applicable mandatory Legal Requirements;

(5)         customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Issuer or a Restricted Party;

(6)         customary provisions restricting assignment of any agreement entered into by the Issuer or a Restricted Party in the ordinary course of business;

(7)         customary restrictions and conditions contained in any agreement relating to the sale or other disposition of any property pending the consummation of such sale; provided, that (i) such restrictions and conditions apply only to the property to be sold, and (ii) such sale or other disposition is permitted hereunder;

(8)         any encumbrances, restrictions or conditions imposed by any amendments that are otherwise permitted by this Indenture of the contracts, instruments or obligations referred to in clauses (1) and (2) above; provided, that such amendments are not materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment;

(9)         any agreement in effect at the time a person becomes a Restricted Subsidiary of the Operating Company, so long as such agreement was not entered into in connection with or in contemplation of such person becoming a Restricted Subsidiary of the Operating Company and such restriction does not apply to the Operating Company or any Restricted Subsidiary other than the Operating Company or such Restricted Subsidiary; or

(10)        Permitted Refinancing Indebtedness.

SECTION 10.15.         Sale and Leaseback Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Leaseback Transaction”), unless (i) the sale of such property is entered into in the ordinary course of business and is made for cash consideration in an amount not less than the Fair Market Value of such property, (ii) the Sale and Leaseback Transaction is permitted by Section 10.17 and is consummated within 10 Business Days after the date on which such property is sold or transferred, (iii) any Liens arising in connection with its use of the property are permitted by clause (13) of the definition of “Permitted Liens”, (iv) the Sale and Leaseback Transaction would be permitted under Section 10.11, assuming the Attributable Indebtedness with respect to the Sale and Leaseback Transaction constituted Indebtedness under Section 10.11, and (v) the aggregate Attributable Indebtedness incurred with respect to all such Sale and Leaseback Transactions shall not exceed $5,000,000 at any time outstanding; provided, however, in no event shall the Issuer or any Restricted Party enter into a Sale and Leaseback Transaction with respect to a Collateral Vessel unless the Net Cash Proceeds therefrom either (A) have been used to prepay outstanding Obligations under the Senior Credit Facilities in accordance with the Senior Credit Agreement or (B) have been (x) reinvested or contracted to be reinvested to purchase new Collateral Vessels within 12 months following the date of such Sale and Leaseback Transaction or (y) in the case of the proceeds being contracted to be reinvested, such investment has occurred within 18 month following the date of such Sale and Leaseback Transaction. For the avoidance of doubt, this Section 10.15 shall not apply to any Sale and Leaseback Transaction in existence on the Issue Date.

SECTION 10.16.         Business. The primary business of the Issuer and its Subsidiaries, taken as a whole, shall be the direct or indirect ownership, management, operation, leasing or chartering of vessels for the transportation or storage of crude oil, refined petroleum products, chemicals and liquefied natural gas, for use for floating production, storage and offtake or floating storage and offtake and for any business incidental thereto.

SECTION 10.17.         Asset Sales. (a) The Issuer shall not, and shall not permit any Restricted Party to, directly or indirectly, effect any disposition of any property, except that the following shall be permitted (an “Asset Sale”):

(1)         dispositions of surplus, worn out or obsolete property (other than Vessels) by the Issuer or any Restricted Party in the ordinary course of business and the abandonment or other disposition of Intellectual Property of the Issuer or any Restricted Party that is, in the reasonable good faith judgment of the Issuer, no longer economically practicable to maintain or useful in the conduct of the business of the Issuer and the Restricted Parties taken as a whole;

(2)         other dispositions of property; provided, that

(A)         no Event of Default then exists or would result therefrom;

(B)         the Issuer and the Restricted Parties shall be in compliance, on a pro forma basis after giving effect to (x) such disposition (as well as all other dispositions since the last day of the most recently ended fiscal quarter of the Issuer and on or prior to the subject disposition) and (y) any purchases of vessels that became Collateral Vessels (and for which Vessel Appraisals were delivered to the Holders) during the period set forth in the parenthetical in preceding clause (x), with (A) the Loan to Value Test under the Senior Credit Agreement and (B) the financial covenant set forth in Section 6.10(b) of the Senior Credit Agreement for the most recently ended fiscal quarter of the Issuer as if such disposition (or dispositions and/or purchases) occurred on the last day of such fiscal quarter;

(C)         the aggregate consideration received in respect of all dispositions of property pursuant to this clause (3) shall not exceed $325,000,000; provided, however, to the extent that the Net Cash Proceeds (or a portion thereof) from any disposition of property pursuant to this clause (3) have been (i) reinvested or contracted to be reinvested to purchase new Collateral Vessels within 12 months following the date of such disposition or (ii) in the case of the proceeds being contracted to be reinvested, such investment has occurred within 18 month following the date of such disposition, the amount of such Net Cash Proceeds so reinvested shall refresh the original utilization of this basket to the extent of such Net Cash Proceeds so reinvested;

(D)         such dispositions of property are made for Fair Market Value and on an arms-length commercial basis; and

(E)         at least 75% of the consideration payable in respect of such disposition of property is in the form of cash or Cash Equivalents and is received at the time of the consummation of any such disposition;

(3)         leases of, or charter contracts in respect of, real or personal property (other than Sale and Leaseback Transactions) in the ordinary course of business and in accordance with the Senior Credit Agreement and the ABN Facility;

(4)         any disposition, issuance or sale in connection with the making of any Restricted Payment that is permitted to be made, and is made, under Section 10.10;

(5)         dispositions consisting of mergers and consolidations in compliance with Section 8.01;

(6)         sales of inventory in the ordinary course of business and dispositions of cash and Cash Equivalents in the ordinary course of business;

(7)         any disposition of property that constitutes a Casualty Event;

(8)         any disposition of property or assets, or issuance of securities by a Restricted Party, to the Issuer or by the Issuer or a Restricted Party to another Restricted Party;

(9)         grants of non-exclusive licenses or sublicenses in the ordinary course of business to use the Intellectual Property of the Issuer or any Restricted Party and technology or licenses or sublicenses related to such Intellectual Property and technology to the extent that such licenses or sublicenses do not materially impair the conduct of the business of the Issuer or any Restricted Party or otherwise prohibit the collateral agent under the Senior Credit Facilities from obtaining a security interest in the Intellectual Property or technology subject to such license or sublicense;

(10)        sales, forgiveness or other dispositions without recourse in the ordinary course of business of accounts receivable arising in the ordinary course of business in connection with the collection or compromise thereof but not as part of any financing transaction;

(11)        dispositions of Equity Interests in any Specified Joint Venture; provided, that (i) no Event of Default then exists or would result therefrom, (ii) such dispositions are made for Fair Market Value and on an arms-length commercial basis and (iii) at least 75% of the consideration payable in respect of such disposition is in the form of cash or Cash Equivalents and is received at the time of the consummation of any such disposition;

(12)        investments and dividends in compliance with Section 10.10; and

(13)        the sale of the Seaways Laura Lynn; provided that such sale occurs in accordance with the Senior Credit Agreement, including with respect to the use of proceeds thereunder.

(b)          Not later than five Business Days following the receipt by the Operating Company or any Restricted Subsidiary of any Net Cash Proceeds of any Asset Sale or Casualty Event with respect to collateral securing the Senior Credit Facilities, the Operating Company shall apply 100% of such Net Cash Proceeds in accordance with Section 2.10(b)(vi) and (d) thereof, without giving effect to the exception of $5,000,000 of Net Cash Proceeds per fiscal year provided in Section 2.10(b)(vi) thereof; provided, however, that any Net Cash Proceeds of any assets securing the ABN Facility shall be applied in accordance with the provisions thereunder.

SECTION 10.18.         Additional Amounts.

(a)          All payments made by or on behalf of the Issuer under or with respect to the Notes will be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter “Taxes”) unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of the government of the Republic of the Marshall Islands or any political subdivision or any authority or agency therein or thereof having power to tax, or any other jurisdiction in which the Issuer (including any successor entity) is organized or is otherwise resident for tax purposes, or any jurisdiction from or through which payment is made by the Issuer or its agent (including, without limitation, the jurisdiction of each Paying Agent) (each a “Specified Tax Jurisdiction”), will at any time be required to be made from any payments made under or with respect to the Notes. The Issuer will pay such additional amounts (the “Additional Amounts”) as may be necessary so that the net amount received in respect of such payments by a Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount such Holder would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to:

(1)         any Taxes that would not have been so imposed but for the Holder or beneficial owner of the Notes having any present or former connection with the Specified Tax Jurisdiction including any such connection arising as a result of such Holder or beneficial owner (i) being organized under the laws of, or otherwise being or having been a domiciliary, citizen, resident or national thereof, (ii) being or having been engaged in a trade or business therein, (iii) having or having had its principal office located therein, (iv) maintaining a permanent establishment therein, (v) being or having been physically present therein, or (vi) otherwise having or having had some connection with the Specified Tax Jurisdiction (other than, in each case, any present or former connection arising as a result of the mere acquisition, ownership, holding, enforcement or receipt of payment in respect of the Notes);

(2)         any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or governmental charge;

(3)         any Taxes payable other than by deduction or withholding from payments under, or with respect to, the Notes;

(4)         any Taxes imposed that would not have been imposed but for a failure of the Holder or beneficial owner to comply with a written request of the Issuer or its agent addressed to the Holder to timely satisfy any applicable certification, documentation, information or other reporting requirement concerning the nationality, residence, identity or connection with the relevant Specified Tax Jurisdiction of the Holder or beneficial owner of a Note if such compliance is required as a precondition to relief or exemption from such Taxes;

(5)         any Taxes that would not have been so imposed but for the beneficiary of the payment having presented a Note for payment (in cases in which presentation is required) more than 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period);

(6)         any Taxes imposed on or with respect to any payment by the Issuer to the Holder if such Holder is a fiduciary or partnership or Person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment would not have been entitled to Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Note;

(7)         any Taxes imposed under Sections 1471 through 1474 of the Code, as of the issue date of the Notes (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), or any U.S. Treasury Regulations promulgated thereunder or official administrative interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code; or

(8)         any combination of items (1) through (7) above.

(b)          If the Issuer becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes, the Issuer will deliver to the Trustee and Paying Agent at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Issuer will notify the Trustee and Paying Agent promptly thereafter but in no event later than two Business Days prior to the date of payment) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount so payable. The Officer’s Certificate shall also set forth any other information necessary to enable the Paying Agent to pay Additional Amounts to Holders on the relevant payment date. The Trustee and Paying Agent will be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary. The Issuer will provide the Trustee and Paying Agent with documentation reasonably satisfactory to the Trustee and Paying Agent evidencing the payment of Additional Amounts.

(c)          The Issuer will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the relevant governmental authority on a timely basis in accordance with applicable law. As soon as practicable, the Issuer will provide the Trustee and Paying Agent with an official receipt or, if official receipts are not obtainable, other documentation reasonably satisfactory to the Trustee and Paying Agent evidencing the payment of the Taxes so withheld or deducted. Upon written request, copies of those receipts or other documentation, as the case may be, will be made available by the Trustee and Paying Agent to the Holders of the Notes.

(d)          Whenever in this Indenture or the Notes there is referenced, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or any other amount payable under, or with respect to, the Notes, such reference will be deemed to include payment of Additional Amounts as described under this Section 10.18 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(e)          The Issuer will pay any present or future stamp, court, issue, registration or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any Specified Tax Jurisdiction from the execution, delivery, enforcement or registration of the Notes, this Indenture or any other document or instrument in relation thereof, or the receipt of any payments with respect to the Notes, and the Issuer will indemnify the Holders for any such taxes paid by such Holders.

SECTION 10.19.         Distribution or Dividend from Operating Company.

The Issuer shall cause the Operating Company to make a payment, distribution or dividend to the Issuer in an amount sufficient for the Issuer to satisfy its obligation to pay the interest on the Notes at the beginning of each quarterly period for which interest payments are required to be made pursuant to Section 3.01 of this Indenture.

Article Eleven

REDEMPTION OF NOTES

SECTION 11.01.         Right of Redemption. (a) At any time prior to June 15, 2020, the Issuer may, at its option and on one or more occasions, redeem all or a part of the Notes, upon notice as set forth in Section 11.07, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the date of redemption (any applicable date of redemption hereunder, the “Redemption Date”), subject to the right of Holders of record of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date.

(b) On and after June 15, 2020, the Issuer may, at its option and on one or more occasions, redeem the Notes, in whole or in part, upon notice as set forth in Section 11.07, at a Redemption Price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date.

SECTION 11.02.         Optional Redemption for Changes in Withholding Taxes. The Issuer may redeem the Notes, at its option, at any time in whole but not in part, upon not less than 30 nor more than 60 days’ notice (which notice will be irrevocable), at a redemption price equal to 100% of the outstanding principal amount of Notes, plus accrued and unpaid interest (if any) to, but not including, the applicable Redemption Date and all Additional Amounts (if any) then due and which will become due on the applicable Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date and Additional Amounts (if any) in respect thereof), in the event that the Issuer determines in good faith that the Issuer has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, Additional Amounts and such obligation cannot be avoided by taking reasonable measures available to the Issuer (including making payment through a Paying Agent located in another jurisdiction), as a result of:

(a)          a change in or an amendment to the laws (including any regulations or rulings promulgated thereunder) of any Specified Tax Jurisdiction affecting taxation, which change or amendment is announced or becomes effective on or after the date of this Indenture; or

(b)          any change in or amendment to any official position of a taxing authority in any Specified Tax Jurisdiction regarding the application, administration or interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date of this Indenture.

Notwithstanding the foregoing, no such notice of redemption for changes in withholding taxes may be given earlier than 60 days prior to the earliest date on which the Issuer would be obligated to pay Additional Amounts if a payment in respect of the Notes were then due. Before the Issuer publishes, mails or delivers notice of redemption of the Notes, the Issuer will deliver to the Trustee and Paying Agent (a) an Officer’s Certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred and (b) an opinion of independent legal counsel of recognized standing that the Issuer has or will become obligated to pay Additional Amounts as a result of the circumstances referred to in clause (a) or (b) of the preceding paragraph.

The Trustee and Paying Agent will accept and will be entitled to conclusively rely upon the Officer’s Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which case they will be conclusive and binding on the Holders.

SECTION 11.03.         Special Mandatory Redemption. In the event the Termination Event occurs, the Issuer shall redeem all of the Notes (the “Special Mandatory Redemption”) at a price (the “Special Mandatory Redemption Price”) equal to 100% of the aggregate issue price of the Notes, plus accrued but unpaid interest, if any, from the Issue Date to, but excluding, the Special Mandatory Redemption Date (as defined below) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Notice of the Special Mandatory Redemption shall be delivered by the Issuer, no later than one Business Day following the date on which the Termination Event occurs, to the Trustee and the Paying Agent, and shall provide that the Notes shall be redeemed on a date that is no later than the third Business Day after such notice is given by the Issuer (the “Special Mandatory Redemption Date”).

For the purposes of this Section 11.03, “Termination Event” means the abandonment or non-consummation of the Acquisition by the reason of non-compliance or non-performance by Euronav NV of its obligations under the Acquisition Agreement.

SECTION 11.04.         Applicability of Article. Redemption of Notes at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 11.05.         Election to Redeem; Notice to Trustee. In case of any redemption at the election of the Issuer, the Issuer shall, at least five Business Days before notice of redemption is required to be sent to Holders pursuant to Section 11.07 hereof (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Notes to be redeemed and setting forth the section of this Indenture pursuant to which the redemption shall occur; provided that no Opinion of Counsel pursuant to Section 1.03 or otherwise shall be required in connection with the delivery of such notice of redemption or redemption.

SECTION 11.06.         Selection by Trustee of Notes to Be Redeemed. With respect to any partial redemption or purchase of Notes made pursuant to this Indenture, selection of the Notes for redemption or purchase will be made on a pro rata basis to the extent applicable or by lot or by such method as the Trustee shall deem fair and appropriate; provided that if the Notes are represented by global Notes, interests in the Notes shall be selected for redemption or purchase by the Trustee in accordance with the standard procedures of the Depository therefor; provided, further, that no Notes of less than $2,000 can be redeemed or repurchased in part. Such Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, at least 30 days but except as set forth in Section 11.07, not more than 60 days prior to the Redemption Date from the Outstanding Notes not previously called for redemption or purchase.

Notices of redemption or offers to purchase shall be delivered electronically or mailed by first-class mail, postage prepaid, at least 30 days, but except as set forth in Section 11.07 not more than 60 days before the purchase date or Redemption Date to each Holder at such Holder’s registered address or otherwise in accordance with the procedures of the Depository, except that redemption notices may be delivered or mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture or as specified in Section 11.07. If any Note is to be redeemed or purchased in part only, any notice of redemption or offers to purchase that relates to such Note shall state the portion of the principal amount thereof that has been or is to be redeemed or purchased.

The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

With respect to Notes represented by certificated notes, if any Notes are to be purchased or redeemed in part only, the Issuer will issue a new Note in a principal amount equal to the unredeemed or unpurchased portion of the original Note in the name of the Holder thereof upon cancellation of the original Note; provided that the new Notes will be only issued in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

SECTION 11.07.         Notice of Redemption. The Issuer shall deliver electronically or mail by first-class mail, postage prepaid, notices of redemption at least 30 days (or such shorter period as is specified solely in respect of any Special Mandatory Redemption), but except as set forth in this Section 11.07, not more than 60 days before the purchase date or Redemption Date to each Holder at such Holder’s registered address or otherwise in accordance with the procedures of the Depository, except that redemption notices may be delivered or mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with Article Four or Article Thirteen of this Indenture. Notices of redemption may be conditional.

All notices of redemption shall state:

(1)         the Redemption Date;

(2)         the Redemption Price, or if not then ascertainable, the manner of calculation thereof;

(3)         in the case of certificated Notes, if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Notes to be redeemed;

(4)         if any Note is to be redeemed or purchased in part only, the portion of the principal amount of that Note that is to be redeemed or purchased and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed or unpurchased portion of the original Note representing the same indebtedness to the extent not redeemed or purchased will be issued in the name of the Holder thereof upon cancellation of the original Note; provided that the new Notes will be only issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

(5)         that on the Redemption Date, the Redemption Price (and accrued interest, if any, to but not including the Redemption Date payable as provided in Section 11.09) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after the Redemption Date,

(6)         any condition precedent to the redemption;

(7)         the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued but unpaid interest, if any,

(8)         the name and address of the Paying Agent,

(9)         that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price,

(10)        the CUSIP, ISIN or “Common Code” number and that no representation is made as to the accuracy or correctness of the CUSIP, ISIN or “Common Code” number, if any, listed in such notice or printed on the Notes, and

(11)        the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes are to be redeemed.

Notice of redemption of Notes to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s request and provision of such notice information five Business Days (unless a shorter notice shall be agreed to by the Trustee) prior to the date notice is to be given, by the Trustee in the name and at the expense of the Issuer.

Notice of any redemption of, or any offer to purchase, the Notes may, at the Issuer’s discretion, be given in connection with any transaction (or series of related transactions) and prior to the completion or the occurrence thereof, and any such redemption or purchase may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related transaction or event, as the case may be. In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption or purchase date may be delayed until such time (including more than 60 days after the date the notice of redemption or offer to purchase was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied or waived, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption or purchase date or by the redemption or purchase date as so delayed, or such notice or offer may be rescinded at any time in the Issuer’s discretion if the Issuer reasonably believes that any or all of such conditions will not be satisfied or waived. In addition, the Issuer may provide in such notice or offer that payment of the redemption or purchase price and performance of the Issuer’s obligations with respect to such redemption or offer to purchase may be performed by another Person.

If any such condition precedent has not been satisfied, the Issuer shall provide written notice to the Trustee thereof. Upon receipt, the Trustee shall provide such notice to each Holder of the Notes in the same manner in which the notice of redemption was given.

SECTION 11.08.         Deposit of Redemption Price. On or prior to 12:00 pm (New York City time) any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price or purchase price of, and accrued but unpaid interest, if any, on, all the Notes which are to be redeemed or purchased on such Redemption Date. Either the Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with either the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the Redemption Price of, and accrued and unpaid interest on, all Notes which are to be redeemed or purchased.

SECTION 11.09.         Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable, unless such redemption is conditioned on the happening of a future event, at the Redemption Price therein specified (together with accrued but unpaid interest, if any, to the Redemption Date), and from and after such Redemption Date such Notes shall cease to bear interest (unless the Issuer shall default in the payment of the Redemption Price and accrued but unpaid interest, if any). Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Issuer at the Redemption Price, together with accrued but unpaid interest, if any, to, but excluding, the Redemption Date and such Notes shall be canceled by the Trustee; provided, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 3.07.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

SECTION 11.10.         Notes Redeemed in Part. Any Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at an office or agency of the Issuer maintained for such purpose pursuant to Section 10.02 (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

SECTION 11.11.         Sinking Fund; Open Market Purchases. The Issuer is not required to make any sinking fund payments with respect to the Notes. In addition, other than as required under Sections 10.15, the Issuer shall not be required to offer to repurchase or redeem or otherwise modify the terms of any of the Notes upon events involving, the Issuer or any of its Subsidiaries which may adversely affect the creditworthiness of the Notes. The Issuer and its Affiliates may at any time and from time to time purchase Notes in the open market in privately negotiated transactions or otherwise.

Article Twelve

SUBORDINATION OF NOTES

SECTION 12.01.         Agreement to Subordinate. The Issuer agrees, and each Holder by accepting a Note agrees, that the payment of all Obligations owing in respect of the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article Twelve, to the prior payment in cash in full of all existing and future Senior Indebtedness of the Issuer in the event of a bankruptcy, reorganization or similar proceeding and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Notes shall be senior in right of payment to all existing and future Junior Subordinated Indebtedness of the Issuer; and only Indebtedness of the Issuer that is Senior Indebtedness shall rank senior to the Notes in accordance with the provisions set forth herein. All provisions of this Article Twelve shall be subject to Section 12.10.

SECTION 12.02.         Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Issuer to creditors upon a total or partial liquidation or dissolution of the Issuer or in a reorganization of, or similar proceeding relating to, the Issuer or its property:

(1)         the holders of Senior Indebtedness of the Issuer shall be entitled to receive payment in full in cash of such Senior Indebtedness before Holders shall be entitled to receive any payment; and

(2)         until the Senior Indebtedness of the Issuer is paid in full in cash, any payment or distribution to which Holders would be entitled but for Article Twelve of this Indenture shall be made to holders of such Senior Indebtedness as their interests may appear, except that Holders may receive Permitted Junior Securities.

SECTION 12.03.         Acceleration of Payment of Notes. If payment of the Notes is accelerated because of an Event of Default, the Issuer shall promptly notify the holders of the Designated Senior Indebtedness of the Issuer or the Representative of such Designated Senior Indebtedness of the acceleration; provided that any failure to give such notice shall have no effect whatsoever on the provisions of this Article Twelve. If any Designated Senior Indebtedness is outstanding, neither the Issuer nor any Guarantors may pay the Notes until five Business Days after the Representatives of all the issues of Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Notes only if this Indenture otherwise permits payment at that time.

SECTION 12.04.         Subrogation. After all Senior Indebtedness of the Issuer is paid in full and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Subordinated Indebtedness ranking pari passu with the Notes) to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article Twelve to holders of such Senior Indebtedness that otherwise would have been made to Holders is not, as between the Issuer and the Holders, a payment by the Issuer on such Senior Indebtedness.

SECTION 12.05.         Relative Rights. This Article Twelve defines the relative rights of Holders and holders of Senior Indebtedness of the Issuer. Nothing in this Indenture shall:

(1)         impair, as between the Issuer and the Holders, the obligation of the Issuer, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

(2)         prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Issuer to receive payments or distributions otherwise payable to Holders and such other rights of such holders of Senior Indebtedness as set forth herein; or

(3)         affect the relative rights of the Trustee, the Agents, Holders and creditors of the Issuer other than their rights in relation to holders of Senior Indebtedness.

SECTION 12.06.         Subordination May Not Be Impaired by Issuer. No right of any holder of Senior Indebtedness of the Issuer to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Issuer or by their failure to comply with this Indenture.

SECTION 12.07.         Rights of Trustee and Paying Agent. The Trustee or any Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any payments unless, not less than two Business Days prior to the date of such payment, a Responsible Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article Twelve. The Issuer, the Registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of the Issuer shall be entitled to give the notice; provided, however, that, if an issue of Senior Indebtedness of the Issuer has a Representative, only the Representative shall be entitled to give the notice.

The Trustee in its individual or any other capacity shall be entitled to hold Senior Indebtedness of the Issuer with the same rights it would have if it were not Trustee. The Registrar and the Paying Agent shall be entitled to do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article Twelve with respect to any Senior Indebtedness of the Issuer which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article Six shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Twelve shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.07 hereof or any other Section of this Indenture.

SECTION 12.08.         Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Issuer, the distribution may be made and the notice given to their Representative (if any).

SECTION 12.09.         Article Twelve Not to Prevent Events of Default or Limit Right to Accelerate. The failure to make a payment pursuant to the Notes by reason of any provision in this Article Twelve shall not be construed as preventing the occurrence of a Default. Subject to Section 12.03 hereof, nothing in this Article Twelve shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes.

SECTION 12.10.         Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, any funds held by the Trustee or the proceeds of government securities held by the Trustee for the payment of principal of and interest on the Notes pursuant to Article Thirteen or Article Four hereof shall not be subordinated to the prior payment of any Senior Indebtedness of the Issuer or subject to the restrictions set forth in this Article Twelve, and none of the Holders shall be obligated to pay over any such amount to the Issuer or any holder of Senior Indebtedness of the Issuer or any other creditor of the Issuer; provided that the subordination provisions of this Article Twelve were not violated at the time the applicable amounts were deposited in trust pursuant to Article Four or Article Thirteen hereof, as the case may be.

SECTION 12.11.         Trustee Entitled to Rely. Upon any payment or distribution pursuant to this Article Twelve, the Trustee and the Holders shall be entitled to rely upon (a) any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 hereof are pending, (b) a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) the Representatives of Senior Indebtedness of the Issuer for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Issuer to participate in any payment or distribution pursuant to this Article Twelve, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article Twelve, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 6.01 and 6.02 hereof shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article Twelve.

SECTION 12.12.         Trustee to Effectuate Subordination. Each Holder by its acceptance of a Note agrees to be bound by this Article Twelve and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate, at the written direction of the Issuer, to effectuate the subordination between the Holders and the holders of Senior Indebtedness of the Issuer as provided in this Article Twelve and appoints the Trustee as attorney-in-fact for any and all such purposes.

SECTION 12.13.         Trustee Not Fiduciary for Holders of Senior Indebtedness of the Issuer. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Issuer (or any party hereunder or in connection herewith) and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Issuer or any other Person, money or assets to which any holders of Senior Indebtedness of the Issuer shall be entitled by virtue of this Article Twelve or otherwise and shall have no liability or responsibility relating to the Senior Indebtedness, any of the Transactions or to any parties thereof.

SECTION 12.14.         Reliance by Holders of Senior Indebtedness of the Issuer on Subordination Provisions. Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Issuer, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Issuer may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders to the holders of the Senior Indebtedness of the Issuer, do any one or more of the following:

(1)         change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness of the Issuer, or otherwise amend or supplement in any manner Senior Indebtedness of the Issuer, or any instrument evidencing the same or any agreement under which Senior Indebtedness of the Issuer is outstanding;

(2)         sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness of the Issuer;

(3)         release any Person liable in any manner for the payment or collection of Senior Indebtedness of the Issuer; and

(4)         exercise or refrain from exercising any rights against the Issuer or any other Person.

Article Thirteen

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 13.01.         Issuer’s Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may, at its option, at any time, with respect to the Notes, elect to have either Section 13.02 or Section 13.03 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article Thirteen.

SECTION 13.02.         Legal Defeasance and Discharge. Upon the Issuer’s exercise under Section 13.01 of the option applicable to this Section 13.02, each of the Issuer and the Guarantors shall be deemed to have been discharged from its respective obligations with respect to all Outstanding Notes and the Note Guarantees on the date the conditions set forth in Section 13.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that each of the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 13.05 and the other Sections of this Indenture referred to in (1) and (2) below, and the Note Guarantees and to have satisfied all its other obligations under such Notes, Note Guarantees and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders to receive payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due, solely out of the trust created pursuant to this Indenture, (2) the Issuer’s obligations with respect to such Notes under Sections 3.04, 3.05, 3.06, 10.02 and 10.03, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the obligations of each of the Guarantors and the Issuer in connection therewith and (4) this Article Thirteen. Subject to compliance with this Article Thirteen, the Issuer may exercise its option under this Section 13.02 notwithstanding the prior exercise of its option under Section 13.03 with respect to the Notes.

SECTION 13.03.         Covenant Defeasance. Upon the Issuer’s exercise under Section 13.01 of the option applicable to this Section 13.03, each of the Issuer and the Guarantors shall be released from its respective obligations under any covenant contained in Section 8.01 and in Sections 10.04 through and including 10.19 with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Issuer or any Guarantor, as applicable, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 5.01(3), and as a result of such Covenant Defeasance, Sections 5.01(4) and 5.01(5), shall no longer be in effect but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

SECTION 13.04.         Conditions to Legal Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 13.02 or Section 13.03 to the Outstanding Notes:

(1)         the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts (including scheduled payments thereon) as will be sufficient, in the opinion of an Independent Financial Advisor, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the Redemption Date, as the case may be, of such principal, premium, if any, or interest on such Notes and the Issuer must specify whether such Notes are being defeased to maturity or to a particular Redemption Date; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(2)         in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(A)         the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(B)         since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)         in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)         no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness, and, in each case the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5)         such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or material instrument (other than this Indenture) to which, the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(6)         the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(7)         the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

SECTION 13.05.         Deposited Money and U.S. Government Obligations To Be Held in Trust Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 10.03, all cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 13.04 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money or U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee (or Paying Agent) against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 13.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Issuer Request any money or U.S. Government Obligations held by it as provided in Section 13.04 which, in the opinion of an Independent Financial Advisor expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance, as applicable, in accordance with this Article.

SECTION 13.06.         Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 13.05 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and each Guarantor’s obligations under this Indenture and the Outstanding Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.02 or 13.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 13.05; provided that, if the Issuer makes any payment of principal of (or premium, if any) or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

INTERNATIONAL SEAWAYS, INC.

By:	/s/ James D. Small
	Name:	James D. Small III
	Title:	Chief Administrative Officer, Senior Vice
President, Secretary and General Counsel

GLAS Trust Company LLC
as Trustee

By:	/s/ Martin Reed
	Name:	Martin Reed
	Title:	Vice President

[Signature Page to Indenture]